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                                                                   Exhibit 10.26

                          CREDIT CARD PROGRAM AGREEMENT

                                     BETWEEN

                      MONOGRAM CREDIT CARD BANK OF GEORGIA

                                       AND

                             FILENE'S BASEMENT, INC.

                                  JULY 20, 1995
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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS
      Section 1.1 Specific Terms ..........................................    1
      Section 1.2 Interpretation of Terms .................................    9
      Section 1.3 Accounting Terms ........................................    9

ARTICLE II ESTABLISHMENT OF PROGRAM
      Section 2.1 Establishment of Program, Generally .....................    9
      Section 2.2 Extension of Credit by Bank; Maximum Investment .........   10
      Section 2.3 Filene's Basement to Honor Credit Card ..................   11
      Section 2.4 Promotion and Implementation of Program .................   11
      Section 2.5 Conversion Costs ........................................   12
      Section 2.6 Competitive Programs ....................................   12
      Section 2.7 Confidential Information ................................   12

ARTICLE III ADMINISTRATION OF PROGRAM
      Section 3.1 Preparation of Documents ................................   13
      Section 3.2 Credit Criteria and Credit Approval .....................   14
      Section 3.3 Credit Information; Ownership of Accounts and Customer
          Lists ...........................................................   15
      Section 3.4 Data Transmission Equipment .............................   15
      Section 3.5 Returns of Merchandise ..................................   16
      Section 3.6 Collection of Accounts ..................................   16
      Section 3.7 Credit Insurance ........................................   16
      Section 3.8 Value-Added Programs ....................................   17
      Section 3.9 Transmittal and Retention of Documents ..................   17
      Section 3.10 In-Store Payments ......................................   17
      Section 3.11 Bank's Right to Audit ..................................   18
      Section 3.12 Filene's Basement's Right to Audit .....................   18

ARTICLE IV OPERATING PROCEDURES
      Section 4.1 General .................................................   18
      Section 4.2 New Customer Account Establishment Procedures ...........   18
      Section 4.3 Purchase Authorization Procedures .......................   18
      Section 4.4 Settlement Procedures ...................................   19

ARTICLE V PAYMENT TO FILENE'S BASEMENT FOR CHARGE SLIPS;
      OTHER CHARGES
      Section 5.1 Payment to Filene's Basement ............................   21
      Section 5.2 Postage Rate Adjustment .................................   21
      Section 5.3 Business Reply Postage ..................................   21
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
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      Section 5.4 Base Rate Adjustment ....................................   21
      Section 5.5 Application Fees ........................................   22
      Section 5.6 Payment by Filene's Basement ............................   22

ARTICLE VI CHARGEBACK
      Section 6.1 Bank's Right to Chargeback ..............................   22

ARTICLE VII FINANCE CHARGES, OTHER CHARGES, ACCOUNT PAYMENT
      TERMS
      Section 7.1 Bank's Rights ...........................................   23
      Section 7.2 Base Finance Charge .....................................   23
      Section 7.3 Notice of Changes .......................................   23
      Section 7.4 Changes in Laws/Regulations; Renegotiation ..............   24
      Section 7.5 Late Charges; Returned Check Charges; Other Charges .....   24

ARTICLE VIII REPRESENTATIONS, WARRANTIES AND COVENANTS OF FILENE'S BASEMENT
      Section 8.1 Corporate Existence; Compliance with Law ................   24
      Section 8.2 Executive Offices .......................................   25
      Section 8.3 Corporate Power; Authorization; Enforceable
          Obligations .....................................................   25
      Section 8.4 Solvency ................................................   25
      Section 8.5 No Default ..............................................   25
      Section 8.6 No Burdensome Restrictions ..............................   26
      Section 8.7 Compliance With Law .....................................   26
      Section 8.8 No Litigation ...........................................   26
      Section 8.9 Full Disclosure .........................................   26
      Section 8.10 Insurance ..............................................   26
      Section 8.11 Accounts; Account Documentation ........................   27
      Section 8.12 First Time Buyer .......................................   28
      Section 8.13 Balance in Account .....................................   28
      Section 8.14 Maintenance of Existence and Conduct of Business .......   28
      Section 8.15 Books and Records ......................................   28
      Section 8.16 Litigation .............................................   28
      Section 8.17 Adverse Transactions ...................................   28
      Section 8.18 Events of Default ......................................   28
      Section 8.19 Delivery ...............................................   28
      Section 8.20 Services ...............................................   28
      Section 8.21 Adjustments ............................................   29
      Section 8.22 Obligations ............................................   29
      Section 8.23 Advertisements .........................................   29
      Section 8.24 Account Documentation ..................................   29
      Section 8.25 Trade Names; Trademarks ................................   29
      Section 8.26 Conflicts; Defaults; Etc ...............................   29


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
ARTICLE IX REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANK
      Section 9.1 Corporate Existence .....................................   30
      Section 9.2 Corporate Power, Authorization; Enforceable Obligation ..   30
      Section 9.3 Solvency ................................................   31
      Section 9.4 No Default ..............................................   31
      Section 9.5 No Burdensome Restrictions ..............................   31
      Section 9.6 Compliance With Law .....................................   31
      Section 9.7 No Litigation ...........................................   31
      Section 9.8 Purchase Representation .................................   32
      Section 9.9 Full Disclosure .........................................   32
      Section 9.10 Maintenance of Existence and Conduct of Business .......   32
      Section 9.11 Books and Records ......................................   32

ARTICLE X FINANCIAL STATEMENTS AND INFORMATION
      Section 10.1 Reports and Notices ....................................   32

ARTICLE XI EVENTS OF DEFAULT; RIGHTS AND REMEDIES
      Section 11.1 Events of Default ......................................   33
      Section 11.2 Bank Events of Default .................................   33
      Section 11.3 Filene's Basement Events of Default ....................   34
      Section 11.4 Remedies ...............................................   36

ARTICLE XII TERM/TERMINATION
      Section 12.1 Term ...................................................   36
      Section 12.2 Termination ............................................   36
      Section 12.3 Termination for Force Majeure ..........................   36
      Section 12.4 Rights Upon Termination ................................   37
      Section 12.5 Survival ...............................................   38

ARTICLE XIII INDEMNIFICATION
      Section 13.1 By Bank ................................................   38
      Section 13.2 By Filene's Basement ...................................   38
      Section 13.3 Notice .................................................   39

ARTICLE XIV USE OF FILENE'S BASEMENT MARKS
      Section 14.1 Grant of Rights ........................................   39
      Section 14.2 Bank Acknowledgements ..................................   40
      Section 14.3 Future Marks ...........................................   40

ARTICLE XV SUBSEQUENT OBLIGATIONS
      Section 15.1 Representations and Warranties True ....................   40
      Section 15.2 Obligations Performed ..................................   40
      Section 15.3 No Events of Default ...................................   40
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
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      Section 15.4 Letter of Credit .......................................   40
      Section 15.5 FBC Guaranty ...........................................   41
      Section 15.6 Resolutions ............................................   41
      Section 15.7 Officer's Certificate ..................................   41
      Section 15.8 Financing Statements Executed ..........................   41

ARTICLE XVI PERFORMANCE COLLATERAL
      Section 16.1 Letter of Credit .......................................   41
      Section 16.2 Size of LOC ............................................   41
      Section 16.3 Discount Letter of Credit ..............................   42
      Section 16.4 Size of Discount LOC ...................................   43
      Section 16.5 Cost of LOCs ...........................................   43

ARTICLE XVII FILENE'S BASEMENT PURCHASE OF ACCOUNTS
      Section 17.1 Generally ..............................................   43
      Section 17.2 Liquidation ............................................   43
      Section 17.3 Survival of Rights .....................................   44

ARTICLE XVIII MISCELLANEOUS
      Section 18.1 Assignability ..........................................   44
      Section 18.2 Set-Off by Bank ........................................   44
      Section 18.3 Offsets ................................................   44
      Section 18.4 Securitization/Participation ...........................   44
      Section 18.5 Cooperation in Event of Termination ....................   45
      Section 18.6 Financial Reports; Right to Audit ......................   45
      Section 18.7 Entire Agreement; Amendments ...........................   45
      Section 18.8 Termination of Account Purchase Agreement ..............   45
      Section 18.9 Non-Waiver .............................................   45
      Section 18.10 Severability ..........................................   45
      Section 18.11 Governing Law .........................................   46
      Section 18.12 Captions ..............................................   46
      Section 18.13 Notices ...............................................   46
      Section 18.14 Power of Attorney .....................................   47
      Section 18.15 Grant of Security Interest; Precautionary Filing ......   47
      Section 18.16 Further Assurances ....................................   48
      Section 18.16 Chargeback ............................................   47


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                          CREDIT CARD PROGRAM AGREEMENT

      This Credit Card Program Agreement (hereinafter "Agreement") is made as of the 20th day of July, 1995 between Monogram Credit Card Bank of Georgia, a Georgia banking corporation with its principal place of business at 7840 Roswell Road, Building 100, Suite 210, Atlanta, Georgia 30350 ("Bank"), and Filene's Basement, Inc., a Massachusetts Corporation with its principal place of business at 40 Walnut Street, Wellesley, Massachusetts 02181 ("Filene's Basement").

                                    RECITALS

      A. Bank has established programs to extend customized revolving credit to qualified buyers for the purchase of goods and services from various merchants.

      B. Filene's Basement is engaged in, among other activities, the selling at retail of Merchandise (as hereinafter defined) to buyers.

      C. Pursuant to the Account Purchase Agreement (as hereinafter defined), Filene's Basement and GE Capital (as hereinafter defined) established a revolving charge financing program.

      D. Filene's Basement desires that Bank extend credit to Cardholders (as hereinafter defined) for the purchase of Merchandise at Stores (as hereinafter defined), and Filene's Basement and GE Capital wish to supersede and terminate the Account Purchase Agreement. Bank desires to acquire GECC Accounts (as hereinafter defined) from GE Capital and convert such GECC Accounts to Bank Accounts (as hereinafter defined) by notifying consumers in accordance with applicable laws that GECC Accounts have been replaced by Bank Accounts and Bank desires to extend credit to qualified persons holding GECC Accounts and originate new Accounts under the Program (as hereinafter defined).

      In consideration of the mutual covenants set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Filene's Basement agree as follows:

                              ARTICLE I DEFINITIONS

SECTION 1.1 SPECIFIC TERMS. As used in this Agreement, the following terms shall have the following meanings:

      "Account" means and includes the following: (i) any open-end revolving consumer credit account (including GECC Accounts and Bank Accounts) established in favor of a Cardholder, pursuant to which a Cardholder may finance his/her purchase of Merchandise from Stores on credit pursuant to the terms of a Credit Card Agreement, together with any
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modifications or amendments which may be made to such Credit Card Agreement, which is to be owned by Bank, and which is to be used for personal, family or household purposes; (ii) any and all Account Documentation; (iii) all accounts, accounts receivable, contract rights, chattel paper, choses in action, Indebtedness, other receivables, general intangibles, documents, instruments and notes, and the proceeds of the foregoing, relating to the retail purchase of Merchandise billed in connection with that Credit Card Agreement, including any of the foregoing that were owed to Persons other than Bank and purchased by Bank; (iv) any and all goods or other property, contracts of indemnity, guaranties or sureties, proceeds of insurance and other proceeds at any time standing as security for the Account; and (v) any and all other rights, remedies, benefits, interests and titles, both legal and equitable, to which GE Capital or Bank, in their aforesaid capacities, may now or at any time hereafter be entitled in respect to the foregoing.

      "Account Documentation" means any and all documentation relating to an Account, including, without limitation, Charge Transaction Data, Credit Card Applications, Credit Card Agreements, Charge Slips, Credit Card Sales Invoices, Credit Cards, Credit Slips, checks and stubs, and all correspondence, memoranda, documents, instruments, certificates, agreements, invoices, sales or shipping slips, delivery receipts, billing statements, applications, magnetic tapes, disks, or hardcopy formats, or any other computer-readable data transmissions or software, and all other materials including, without limitation, tangible and intangible information arising therefrom or pertaining thereto.

      "Account Purchase Agreement" shall mean the Account Purchase Agreement between Filene's Basement and GE Capital, dated as of September 29, 1989, including all amendments, modifications, supplements, exhibits and schedules thereto.

      "Active Account" shall mean, with respect to a Settlement Period, an Account which has a debit or credit balance at any time during such Settlement Period.

      "Actual Interest Expense" means GE Capital's actual interest expense per annum expressed as a rate calculated monthly by GE Capital's Treasury Operation and as reported on GE Capital's internal M-11 report, or on any successor to such report designated by GE Capital, should such report be discontinued during the term hereof.

      "Affiliate" shall mean, with respect to any Person, each Person that controls, is controlled by or is under common control with such Person directly or indirectly, or any Affiliate of such Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Aggregate Investment" shall mean, at any time, the aggregate of all Indebtedness on all Active Accounts as calculated on each relevant Billing Date during a Settlement Period.


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      "Aggregate Outstanding Balance" means, with respect to an Account, the total outstanding balance owed on any GECC Account converted by Bank, or Bank Account established by Bank, in connection with the Program, including, without limitation, finance charges, Credit Insurance Charges, Late Charges, Returned Check Charges, charges for Value-Added Programs and Other Charges.

      "Annual Percentage Rate" means the periodic rate applicable to Cardholders' Aggregate Outstanding Balances times the number of periods in a year.

      "Applicant" means an individual who has submitted a Credit Card Application to Bank for a Credit Card under the Program.

      "Approved Form" has the meaning set forth in Section 3.1 hereof. Any capitalized terms used in this Agreement referring to Account Documentation shall refer to Approved Forms.

      "Average Account Balance" means the Aggregate Investment as calculated on any relevant Billing Date during a Settlement Period, divided by the number of Active Accounts during such Settlement Period.

      "Bank Account(s)" means any Account which either is acquired by Bank on the Conversion Date or at any other time, or is originated by Bank pursuant to Sections 2.1 and 2.2 of this Agreement.

      "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. SEC. 1101 ET SEQ., as the same may be amended from time to time, and any similar successor statute that may be in effect from time to time.

      "Bank Event of Default" shall mean any event described in Section 11.2 hereof.

      "Base Rate" shall mean (i) 2.91% per annum, for periods prior to July 1, 1996, or (ii) 3.4%, on or after July 1, 1996.

      "Billing Cycle" means the time interval between regular monthly Billing Dates for an Account.

      "Billing Date" means the last day of a Billing Cycle for an Account.

      "Business Day" means any day except Saturday or Sunday, or a day on which banks are required or permitted to be closed in the State of Georgia.

      "Cardholder" means any natural person who is or may be obligated to Bank with respect to an Account and for whom an Account has been opened or converted by Bank under the Program and includes any natural person who is authorized to purchase Merchandise from


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Filene's Basement at retail for personal, family or household purposes on credit under or pursuant to an Account.

      "Charge Slip" or "Credit Card Sales Invoice" means a sales receipt, including but not limited to, an invoice or register tape, evidencing a purchase of Merchandise from Filene's Basement that is to be charged to the Cardholder's Account and which evidences an amount to be advanced by Bank to Filene's Basement on behalf of the Cardholder.

      "Charge Transaction Data" means Account/Cardholder identification and transaction information with regard to each purchase of Merchandise for credit to the Account/Cardholder, which data are required to be transmitted by Filene's Basement to Bank in accordance with the Operating Procedures or any modifications or amendments thereto.

      "Code" shall mean the Uniform Commercial Code (or similar personal property security law) of the jurisdiction with respect to which such term is used, as in effect from time to time.

      "Confidential Information" has the meaning set forth in Section 2.7 hereof.

      "Conversion Date" means the date or dates designated by Bank upon which the GECC Accounts assigned to GE Capital will be acquired by Bank.

      "Credit Card" or "Card" means the plastic card issued and owned by Bank under the Program exclusively for use in connection with the Program at Stores.

      "Credit Card Agreement" means the open-end revolving credit agreement between Bank and a Cardholder pursuant to which a Cardholder may finance the purchase of Merchandise on credit from Filene's Basement, together with any modifications or amendments which may be made to such agreement.

      "Credit Card Application" means the credit application which must be completed and submitted for review to Bank in Georgia by Applicants.

      "Credit Criteria" means the standards used by Bank when evaluating applications for Accounts under the Program, which standards may be modified by Bank from time to time subject to the terms and conditions set forth in subsection 3.2(b) hereof.

      "Credit Insurance" has the meaning set forth in Section 3.7 hereof.

      "Credit Insurance Charges" means any charges to a Cardholder as a premium for Credit Insurance purchased by such Cardholder on an Account.

      "Credit Limit" means the maximum amount of credit that will be extended to a Cardholder by Bank under an Account as established and modified by Bank from time to time.


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      "Credit Slip" means a credit receipt evidencing a return or exchange or adjustment of Merchandise by Filene's Basement to a Cardholder, or other credit on an Account.

      "Customer List" means any list (whether in hard copy, in magnetic tape format or other form) identifying Cardholders, including, without limitation, any list of the names, addresses, telephone numbers and social security numbers of any or all Cardholders.

      "Data Transmission Equipment" shall mean equipment provided by Bank to Filene's Basement for use with any data capture and transmission vehicle employed by Bank, whether called "Hypercom" or not.

      "Deferred Discount" shall have the meaning set forth in subsection 5.4(b) of this Agreement.

      "Discount" shall have the meaning set forth in subsection 5.1(b).

      "Effective Date" means the date on which Bank first establishes a New Bank Account under Article II of this Agreement.

      "Event of Default" shall mean any event described in Article XI hereof.

      "Execution Date" means the last date upon which this Agreement is signed by a party hereto.

      "Filene's Basement Event of Default" shall mean any event described in
Section 11.3 hereof.

      "Filene's Basement Termination" shall have the meaning set forth in Subsection 12.2(a).

      "Floor Release" means the maximum amount of any charge (or related series of charges) which Filene's Basement shall have the right to accept from a Cardholder, in the event that the POS Network and/or Bank's authorization system are not in operation, and authorizations for Cardholder purchases cannot be obtained directly from Bank. The Floor Release limit as of the date of this Agreement shall be $75; any adjustment to the Floor Release limit shall be effected by mutual agreement between Bank and Filene's Basement.

      "GE Capital" means General Electric Capital Corporation, a New York corporation.

      "GECC Account(s)" means any Account originated by Filene's Basement and assigned to GE Capital pursuant to the terms of the Account Purchase Agreement, or any predecessor agreement, that meets certain credit and other criteria set by Bank in its discretion, except the following shall not constitute GECC Accounts for the purpose of this Agreement: (i) such Accounts which have been written off by GE Capital prior to the Conversion Date. (ii) such


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Accounts that are ninety (90) days or more past due, and (iii) those for which a cardholder is bankrupt or deceased.

      "Indebtedness" shall mean any obligation not written off by Bank incurred by a Cardholder in respect of an Account, including, without limitation, any charges for Merchandise, finance charges, Credit Insurance Charges, Late Charges, Returned Check Charges, charges for Value-Added Programs and any other charges in respect of an Account.

      "Indemnified Party" has the meaning set forth in Article XIII hereof.

      "Indemnifying Party" has the meaning set forth in Article XIII hereof.

      "Initial Term" has the meaning set forth in Section 12.1 hereof.

      "In-Store Payment" means a payment on an Account made by a Cardholder (or any person acting on behalf of such Cardholder) at a Store.

      "Late Charges" means charges or fees to Cardholders for late payments on Accounts, which charges or fees are set by Bank from time to time and instituted and implemented by Bank.

      "Licensee" shall mean Jewelry Promotions, Inc., Evans Furs, Inc., Model Imperial Supply Co., Inc., Liberty Richter, Inc. and Vacation Outlet-National Leisure Group, Inc. and Persons who pursuant to any now existing or future agreement with Filene's Basement, (i) are from time to time authorized by Filene's Basement to make credit sales of Merchandise pursuant to Accounts, (ii) lease space from Filene's Basement in one or more Stores, and (iii) are designated by Filene's Basement to Bank in a written notice.

      "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest (including, without limitation, any interest of a buyer of accounts or chattel paper which is subject to Article 9 of the Uniform Commercial Code), encumbrance, preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to file, any financing statement pursuant to the Uniform Commercial Code).

      "LOC Termination" shall mean a termination of this Agreement pursuant to
Section 12.2, other than a Filene's Basement Termination.

      "Mark(s)" has the meaning set forth in Article XIV hereof and Exhibit A hereto.


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      "Maximum Investment" shall mean an Aggregate Investment of seventy five million dollars ($75,000,000) or such higher amount as Bank, in its sole discretion, shall from time to time specify to Filene's Basement.

      "Merchandise" shall mean those goods and services, including accessories and delivery services sold in conjunction therewith, sold at retail by Filene's Basement or a Licensee in a Store to the general public for personal, family, or household use. Merchandise shall include only items that are new and unused at the time of sale, however Merchandise may also include items that are returned to Filene's Basement and restored to Filene's Basement inventory and subsequently offered for resale as new and unused, to the extent permitted by law. Merchandise shall also include work or labor to be performed by or at the instance of Filene's Basement to or for the benefit of a Cardholder in the ordinary course of business. Such work or labor may include Merchandise used or to be used in the performance of such work or labor.

      "Monthly Billing Cycle Outstandings" means the sum of the Aggregate Outstanding Balances of all Accounts as calculated for each relevant Billing Date in a Settlement Period.

      "Net Credit Volume" for any period means total dollar amount of credit sales of Merchandise made pursuant to Charge Slips less the total dollar amount of any Credit Slips, as reflected in Charge Transaction Data received by Bank during such period.

      "New Bank Account(s)" means a Bank Account originated by Bank on or after the Effective Date.

      "New Mark(s) has the meaning set forth in Section 14.3 hereof.

      "Obligations" shall mean any and all liabilities, obligations, covenants, and duties owing by Filene's Basement or any Affiliate of Filene's Basement to Bank arising under this Agreement (or any modification, alteration or amendment thereof), of any kind or nature, present or future, now existing or hereafter arising, and however acquired. The term includes, without limitation, any fee, charge, expense, attorney's fee or other sum chargeable to Filene's Basement or any Affiliate of Filene's Basement pursuant to this Agreement, as the same may be modified, altered or amended.

      "Operating Procedures" means the written instructions and procedures established by Bank in connection with the Program, as the same may be supplemented, amended or modified by Bank from time to time, including, without limitation, any advertising guidelines, and which Operating Procedures shall be consistent with Bank's standard practice for Bank's other private label credit card programs.

      "Other Charges" means any and all other charges on Accounts (other than finance charges, Late Charges, and Returned Check Charges) set, instituted and implemented by Bank to the extent permitted by law.


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

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, or government (whether federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department thereof).

      "Portfolio Average Daily Balance" shall mean the amount calculated as follows: the sum of the daily aggregate Indebtedness during each Billing Cycle in a Settlement Period divided by the number of days in that Billing Cycle, each such quotient occurring in such Settlement Period then added together, and the resulting total divided by the number of Billing Cycles in such Settlement Period.

      "POS Network" means the electronic communication system between Filene's Basement and Bank to facilitate the operation of the Program.

      "Program" means the credit card program established by this Agreement and made available to qualified Cardholders for the purchase of Merchandise sold by Filene's Basement. The term "Program" includes the extension of credit, billings, collections, accounting between the parties, and all aspects of the customized revolving credit plan established by Bank as contemplated herein.

      "Program Accounts Portfolio" means all Accounts owned by Bank.

      "Renewal Term" has the meaning set forth in Section 12.1 hereof.

      "Returned Check Charges" means charges or fees to Cardholders for returned checks received by Bank or Filene's Basement as payment on an Account, which charges are set by Bank from time to time and instituted and implemented by Bank.

      "Settlement Date" shall mean a Business Day no later than the tenth day after the last day of the last Billing Cycle in a Settlement Period.

      "Settlement Period" shall mean a monthly period beginning on the first day after the last day of the final Billing Cycle in a calendar month and ending on the last day of the last Billing Cycle in the next calendar month, except that the first Settlement Period under this Agreement shall begin upon the establishment of the first New Bank Account hereunder, and if that first New Bank Account shall be established on or after the 25th day of a calendar month, the first Settlement Period shall end on the last day of the final Billing Cycle in the next calendar month.

      "Solvent" shall mean, when used with respect to an entity, that (a) the present fair salable value of such entity's assets exceed the total amount of its liabilities; and (b) such entity is able to pay its debts as they become due; and (c) such entity does not have unreasonably


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

small capital to carry on its business as theretofore operated and all businesses in which such entity is about to engage.

      "Stores" means retail stores now or hereafter operated by Filene's Basement and located in the United States using one or more of the Marks; "Store" shall also include (i) any location or operation which sells Merchandise by mail order or over the telephone, and (ii) any department within a retail store operated by Filene's Basement, which department is leased from Filene's Basement by a Licensee.

      "UCC" means the Uniform Commercial Code (or similar personal property law) of the jurisdiction with respect to which such term is used, as in effect from time to time.

      "Value-Added Programs" means any program offered by or through Bank under which Bank or a third party designated by Bank makes products or services available to Cardholders as set forth in Section 3.8 hereof. Under no circumstances shall Credit Insurance be considered a Value-Added Program.

SECTION 1.2 INTERPRETATION OF TERMS. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter.

SECTION 1.3 ACCOUNTING TERMS. Any accounting term used herein shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with Generally Accepted Accounting Procedures (GAAP). That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained herein shall, unless the context indicates otherwise, have the meanings provided for by the Code in the State of Georgia to the extent the same are used or defined therein. The words "herein", "hereunder", and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, or clause contained in this Agreement.

                       ARTICLE II ESTABLISHMENT OF PROGRAM

SECTION 2.1 ESTABLISHMENT OF PROGRAM, GENERALLY.

      (a) Pursuant to the terms and conditions of this Agreement, Bank will establish, and Filene's Basement will participate in, the Program for the purpose of extending open-end credit accessed by Credit Cards available to qualified Applicants (up to applicable Credit Limits) for the purchase of Merchandise from Stores.

      (b) Bank will pay Filene's Basement the sum of $100,000, within five days of the Effective Date, as a signing bonus.

      (c) Any and all new Accounts opened in favor of Cardholders on or subsequent to the Effective Date will be opened and maintained by Bank as Bank Accounts.

      (d) On the Conversion Date, Bank shall acquire from GE Capital all GECC Accounts and thereafter convert said GECC Accounts into Bank Accounts.

      (e) Filene's Basement agrees to cooperate fully with GE Capital and Bank in undertaking the conversion described in subsection 2.1(d), such cooperation to include, but not be limited to, the taking of any and all actions by Filene's Basement which either Bank or GE Capital reasonably deems necessary or advisable in order to give effect to the acquisition of GECC Accounts by Bank on the Conversion Date, the conversion of such GECC Accounts into Bank Accounts, and the implementation of any corresponding changes in the terms and conditions governing Cardholders' subsequent usage of such Accounts. The costs incurred by the parties in effecting the conversion shall be borne as provided in Section 2.5.

      (f) With respect to each Applicant under the Program who qualifies for credit under the Credit Criteria, Bank shall open an Account, issue a Credit Card and extend credit on such Account (up to applicable Credit Limits) for the purchase of Merchandise. The terms and conditions upon which a Cardholder may use the Credit Card, and upon which Bank may extend credit to a Cardholder, shall be governed by the Credit Card Agreement between such Cardholder and Bank.

SECTION 2.2 EXTENSION OF CREDIT BY BANK; MAXIMUM INVESTMENT.

      (a) Subject to Credit Limits applicable to each Account and to the terms and conditions in the Credit Card Agreement, Bank shall extend credit to Cardholders in amounts set forth as the "total" for any purchase(s) reflected in Charge Transaction Data received and accepted by Bank, provided that Bank shall not be obligated to extend any credit to Cardholders if, after giving effect to any such proposed extension of credit, the aggregate outstanding balance of all Accounts owned by Bank would equal or exceed the Maximum Investment. Bank shall have full recourse against Filene's Basement for all Accounts and transactions not authorized by Bank.

      (b) In the event that the aggregate unpaid balance of Accounts equals or exceeds eighty percent (80%) of the Maximum Investment then in effect, Bank shall notify Filene's Basement in writing that the aggregate of Indebtedness under this Agreement has reached such level, and, within ninety (90) days after the date of such notice, Bank shall elect any one of the following options and give Filene's Basement written notice of such election within said ninety day period:

            (i) Bank may, in its sole discretion, increase the Maximum Investment to an amount Bank deems acceptable, but in any event to a sum equal to or higher than the amount which, at the time of the election of this option, would not then immediately trigger the provisions stated in the preceding subsection. If Bank elects this option, Bank's written notice to Filene's Basement shall include the amount of the increased Maximum Indebtedness; or

            (ii) Bank may obtain funds from one or more lending institutions, of Bank's sole choice and in such manner as Bank deems appropriate and consistent with the provisions of this Agreement, for the purpose of securitizing or participating with Bank in funding a portion of the Accounts, such portion to be unlimited in amount and at Bank's sole expense and discretion (provided that Bank shall continue to be obligated under this Agreement with respect to such Accounts as if Bank had not securitized or participated out such Accounts); or

            (iii) Bank may elect not to increase the Maximum Investment to an amount required in subsection 2.2(b)(i); in such event, Filene's Basement shall be entitled to terminate this Agreement in accordance with the provisions of subsection 12.2(c).

      (c) Filene's Basement expressly acknowledges Bank's right to establish a Maximum Investment, and, in this regard, hereby releases Bank from any and all losses incurred as a result of Bank taking any action contemplated under this
Section 2.2, including but not limited to any losses resulting from Bank's refusal to approve any extensions of credit to Cardholders, or to increase the Maximum Indebtedness, or losses sustained by Filene's Basement relating to a lender liability claim.

SECTION 2.3 FILENE'S BASEMENT TO HONOR CREDIT CARD. Filene's Basement shall honor the Credit Cards for purchase(s) of Merchandise at all Stores in accordance with the Operating Procedures.

SECTION 2.4 PROMOTION AND IMPLEMENTATION OF PROGRAM.

      (a) Bank and Filene's Basement shall cooperate with each other and actively support and promote the Program to Cardholders, both existing and potential, in order to encourage the acquisition and usage of Accounts by Cardholders. Except as otherwise provided in Article XIV hereof, advertising, including any direct marketing by Bank, shall be subject to the approval of both parties hereto.

      (b) Within 30 days after the last day of each calendar year, Filene's Basement will provide Bank with an itemized accounting documenting expenses for all Filene's Basement activities directly relating to the promotion of Accounts during such calendar year. Within 30 days following Bank's receipt of such itemized accounting, Bank will reimburse Filene's Basement for any such expenses in an amount not to exceed .10% of the Net Credit Volume during such calendar year (in addition to amounts paid by Bank to Filene's Basement under Section 3.8.

      (c) Filene's Basement will maintain, within each Filene's Basement Store, in places prominent and readily accessible to the public, Credit Card Applications and credit card application displays. Filene's Basement will include in its advertising reference to the Program with a frequency and a size and prominence at least equal to the reference made in such advertising to any other credit card. All such advertising and promotional material stating any consumer credit terms and/or conditions will be subject to Bank's prior written approval. Filene's Basement will not, without Bank's prior consent, use Bank's name or logo type in any advertisement or promotion materials.

      (d) Subject to Filene's Basement approval, Bank may, at its option, through mailings, or other advertising media, solicit Cardholders for the purpose of promoting the usage of Accounts. Filene's Basement agrees to cooperate with Bank in such solicitation, at Bank's expense.

      (e) Filene's Basement may elect, at its option, to provide to Bank (at the address so stated by Bank and using Bank's insert requirements) inserts for placement into customer billing statements each month. Filene's Basement will be responsible for ensuring that the delivery, size and weight requirements of inserts are in accordance with the specifications set forth in the Operating Procedures and for the supply of insert stock. Filene's Basement will also be solely responsible for the costs of producing such inserts. The insertion service by Bank will be at no cost to Filene's Basement as long as all insert and weight requirements have been met by Filene's Basement and no additional postage is required because of the inserts. Notwithstanding the foregoing, any insert required by law, or regulation or the Operating Procedures as well as any collection and/or customer service letters, will take precedence over any Filene's Basement insert.

SECTION 2.5 CONVERSION COSTS. The first $100,000 of the combined costs of the parties to effect the conversion of the Program from GE Capital to Bank shall be borne by Filene's Basement; all costs in excess of $100,000 shall be borne by Bank.

SECTION 2.6 COMPETITIVE PROGRAMS. Filene's Basement shall not, unless Bank agrees in writing, make available, or enter into the provision of any credit program, credit facility, or credit card program other than (i) credit provided in connection with the Program hereunder; (ii) credit provided by generally accepted multi-purpose credit or charge cards such as American Express, Mastercard, Visa and Discover, including any cooperative marketing program established to support such cards (except that any so called "co-branded" card, even if issued by any of the foregoing, shall be prohibited); and (iii) credit provided in connection with accounts for commercial or business customers.

SECTION 2.7 CONFIDENTIAL INFORMATION. All confidential material and information supplied by one party to the other party hereunder, including but not limited to information concerning the terms of this Agreement, the Program Accounts Portfolio, the Customer List (including the names and addresses of Cardholders), or either party's marketing plans, objectives and financial results, is confidential and proprietary ("Confidential Information"). Confidential Information shall not include information in the other party's possession prior to disclosure, information lawfully obtained from a third party not subject to a confidentiality agreement with another party, or information in the public domain unless that Confidential Information is in the public domain because of a party's breach of its obligations hereunder. A party shall use the other's Confidential Information solely in the exercise of its rights and performance of its obligations pursuant to this Agreement. Each party shall receive the other party's Confidential Information in confidence and not disclose Confidential Information to any third party (other than Affiliates) except as (i) authorized by this Agreement, (ii) may be agreed upon in writing by the other party, or (iii) otherwise required by law (in which case, the disclosing party, to the extent possible, shall seek confidential treatment thereof). Each party shall use its best efforts to ensure that its officers, employees, and agents take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information. Nothing contained in this Section 2.7 shall effect the rights and obligations of the parties with respect to the Customer List as specified in subsection 3.3(b) hereof.

                      ARTICLE III ADMINISTRATION OF PROGRAM

SECTION 3.1 PREPARATION OF DOCUMENTS.

      (a) Filene's Basement agrees to provide at its expense: (i) all necessary and proper imprinters, (ii) promotional material, and (iii) authorization devices and the installation thereof (other than the equipment listed in Section 3.4), provided that such expense does not exceed $20,000 in any calendar year. Any expense for such items in excess of $20,000 in any calendar year shall be approved by Filene's Basement, and the payment of such expense shall be agreed to by the parties.

      (b) Bank agrees to provide at its expense: (i) billing and collection forms, and Credit Card Application forms, (ii) Credit Cards for all customer accounts approved by Bank from the date hereof, (iii) embossing service, (iv) communication lines for authorization purposes, and (v) such internal forms as Bank may require to implement this Agreement.

      (c) Bank agrees to provide at Filene's Basement expense: (i) sales slip forms, (ii) customer refund forms, and (iii) customer payment receipt forms.

      (d) All forms to be used by Bank to evidence sales of Merchandise which result in Accounts or to be used in the billing or collection of Accounts, shall, at Bank's option, state that the Accounts are owned by and are serviced by Bank, and shall be otherwise subject to approval by Bank prior to actual usage. No change in such forms shall be effected without Bank's prior written consent, which will not be unreasonably withheld.

      (e) All Account Documentation shall be in a form prepared and/or approved by Bank (each an "Approved Form") and each Approved Form shall clearly disclose that Bank is the creditor. Bank may prepare new Approved Forms and/or modify Approved Forms at any time in its sole discretion.

      (f) A Cardholder's minimum monthly payments initially shall be as set forth below. Bank may change such minimum payment at any time after prior consultation with Filene's Basement.

            New Balance                    Minimum Monthly Payment
            -----------                    -----------------------

            Up to $20.00                   New Balance
            $20.01 to $200.00              $20.00
            $200.01 to $250.00             $25.00
            $250.01 to $300.00             $30.00
            $300.01 to $350.00             $35.00
            $350.01 to $400.00             $40.00
            $400.01 to $450.00             $45.00
            $450.01 to $500.00             $50.00
            Over $500                      1/10 of the new balance, rounded to
                                           the next higher dollar

SECTION 3.2 CREDIT CRITERIA AND CREDIT APPROVAL.

      (a) Bank shall, in its sole discretion but in compliance with law, establish the Credit Criteria used in evaluating Applicants in connection with the Program and may, in its sole discretion but in compliance with law, modify such Credit Criteria from time to time as it deems necessary subject to the terms and conditions set forth in subsection 3.2(b) below.

      (b) Unless otherwise agreed by Bank and Filene's Basement, to the extent permitted by law, Filene's Basement will process all applications for credit, strictly applying instructions and criteria supplied by Bank. Bank will review all applications for credit submitted to Bank or Filene's Basement by or on behalf of prospective Cardholders and will approve for credit those applicants which Bank deems creditworthy in accordance with credit standards and other reasonable criteria set initially by Bank and customarily used in its business practice. Standards of acceptability and eligibility may be revised from time to time by Bank in accordance with reasonable credit considerations customarily used in its business practice, after consultation with Filene's Basement.

      (c) Bank, in its sole discretion, shall determine the creditworthiness of individual Applicants under the Program, and shall periodically review the creditworthiness of Cardholders in order to determine the range of Credit Limits to be made available to individual Cardholders and whether to suspend or terminate credit privileges of any Cardholder. Bank shall be identified to Cardholders as the creditor for all purposes. The rejection for credit of any Applicant, or any number of Applicants as a result of the application of the agreed upon credit criteria, shall not give rise to any claim, liability, demand, offset, defense or counterclaim by Filene's Basement against Bank, including, but not limited to, any lender liability claim. Further, Bank shall not assume any liability in regard to the range of credit availability respecting a particular Cardholder.

      (d) Specific credit approval shall be obtained from Bank by Filene's Basement for each sale at the time of actual purchase.

SECTION 3.3 CREDIT INFORMATION; OWNERSHIP OF ACCOUNTS AND CUSTOMER LISTS.

      (a) Bank may furnish credit information and other information concerning creditworthiness with respect to any Applicant or Cardholder to credit bureaus, credit interchanges and any others who may lawfully receive such information for their own use. Bank is the sole and exclusive owner of the Program Accounts Portfolio and each Account (including the names and addresses of Cardholders incorporated therein), Charge Transaction Data, Charge Slips, Credit Card Sales Invoices, Credit Slips, receipts or evidences of payment or purchases by Cardholders and other Account Documentation. Bank as the sole and exclusive owner of Accounts, shall be entitled to receive all payments made by Cardholders on Accounts and Filene's Basement acknowledges and agrees that it has no right, title or interest in, or rights to, the Program Accounts Portfolio, Accounts or any payments made in connection with the same.

      (b) Filene's Basement acknowledges and agrees that Bank is the sole and exclusive owner of the Customer List, and agrees that both during the term of this agreement and thereafter, Bank may use such Customer List in connection with its administration and operation of the Program as provided in this Agreement, provided that, if Filene's Basement purchases all Accounts upon the termination of the Program, as described in this Agreement, Bank will make no further use of the Customer List after all obligations of any Person to Bank or GE Capital relating to the Program have been discharged and, in such event, all right, title and interest to the Customer List shall be conveyed to Filene's Basement. It also is acknowledged and agreed that, during the Initial Term and any Renewal Term and subject both to customers' requests not to be solicited and applicable law, Bank from time to time shall allow Filene's Basement to use the Customer List to conduct mailings to promote Merchandise (provided that no such communications shall include references to any financial products offered by a Person other than Bank or an Affiliate). Filene's Basement shall return the Customer List to Bank immediately upon completion of its use thereof and shall not, and shall not allow any other Person to, copy, sell, rent or disclose the Customer List.

SECTION 3.4 DATA TRANSMISSION EQUIPMENT. Data Transmission Equipment is provided subject to the following conditions:

      (a) The Data Transmission Equipment is either owned by Bank or is under lease to Bank from a financing or leasing source and all of the Data Transmission Equipment is to be used solely in the operation of the Program pursuant to this Agreement;

      (b) Filene's Basement shall not have any right or interest in Data Transmission Equipment other than as a permitted user during the term of this Agreement;

      (c) Upon the termination of this Agreement, all of the Data Transmission Equipment shall be promptly returned by Filene's Basement, at its expense and in good condition (ordinary wear and tear excepted), to Bank or its designated agent pursuant to Bank's instructions;

      (d) If Filene's Basement fails to promptly return the Data Transmission Equipment furnished to Filene's Basement in good condition (ordinary wear and tear excepted), Filene's Basement shall be responsible for the unamortized cost of such Data Transmission Equipment, and shall reimburse Bank, either the unamortized cost thereof, or if applicable, all rental due or to become due on the Data Transmission Equipment.

The Data Transmission Equipment provided to Filene's Basement as of the Effective Date is as follows: five (5) Telzon terminals and one (1) Hypercom terminal; any further Data Transmission Equipment will be provided by Bank at a cost to be negotiated by Bank and Filene's Basement.

SECTION 3.5 RETURNS OF MERCHANDISE. Filene's Basement is authorized to accept returns of Merchandise and credit the Accounts of Cardholders effecting such returns. Filene's Basement will pay Bank, daily, the amount of credits made to Accounts by reason of such returns as evidenced by Credit Slips. Further, Filene's Basement is authorized to make adjustments in the amount of finance charges payable by Cardholders whose Accounts are credited for returned Merchandise, provided that Filene's Basement promptly notifies Bank thereof. Bank shall bill Filene's Basement for such adjusted finance charges.

SECTION 3.6 COLLECTION OF ACCOUNTS. The exclusive right to effect collection of all Accounts shall be vested in Bank, which may use any collection strategy allowed by applicable law.

SECTION 3.7 CREDIT INSURANCE.

      (a) Bank or any Person authorized by Bank shall have the right to solicit and offer to Cardholders and Applicants credit life, credit property and/or other types of credit insurance (collectively "Credit Insurance") on the Accounts under a credit insurance program. The Credit Insurance will be under a master group plan with Bank or an Affiliate of Bank underwritten by an insurer selected by Bank. To the extent permitted by applicable law, the monthly charges incurred by a Cardholder under an Account for such Credit Insurance shall be charged as an insurance service transaction to the applicable Cardholder's Account, and Bank shall service and bill Cardholders who have purchased Credit Insurance under Accounts. The

Credit Insurance offers may be in direct mail or statement inserts or such other manner determined by Bank in its sole discretion.

      (b) Bank shall be listed as the loss payee under any Credit Insurance policy/certificate sold in connection with Accounts.

      (c) Bank and Filene's Basement understand that Credit Insurance is regulated under applicable state laws and regulations. Bank makes no representations or warranties with respect to the availability of Credit Insurance on any Account(s).

      (d) To the extent permitted by applicable law, Bank shall pay Filene's Basement 50% of Bank's net annual income from the marketing of such insurance, net of all claims incurred in connection with such insurance. To the extent that is not permitted by applicable law, either because Filene's Basement does not have the necessary licenses or otherwise, the parties will agree on another equitable arrangement.

SECTION 3.8 VALUE-ADDED PROGRAMS. Bank or any Person authorized by Bank, may from time to time in Bank's reasonable discretion solicit through mailings, billing statements, promotional inserts, telemarketing and other advertising media (including, but not limited to, bang tail envelopes) any or all Cardholders for items other than Merchandise sold by Filene's Basement, offered by Bank or a third party, including, without limitation, second mortgages, savings and investment products, insurance (other than Credit Insurance), credit card protection plans, legal services, auto clubs and extended warranties, and such other products and services as Bank may determine. Such solicitation may be conducted by Bank (or any Person authorized by Bank) in the name of Bank or Filene's Basement with Filene's Basement's prior written approval, and as the parties may agree; provided, however, that all such solicitations shall be subject to the approval of Filene's Basement, which approval shall not be unreasonably withheld. The parties shall each receive 50% of the net profits from such Value-Added Programs, after Bank receives reimbursement for its out-of-pocket expenses related thereto.

SECTION 3.9 TRANSMITTAL AND RETENTION OF DOCUMENTS. Filene's Basement shall promptly transmit to Bank all Credit Card Applications. Filene's Basement authorizes Bank to microfilm or otherwise copy all Account Documentation in its possession with the identification of Accounts and destroy all original Account Documentation in the ordinary course of business as Bank may see fit, in accordance with applicable laws.

SECTION 3.10 IN-STORE PAYMENTS. Filene's Basement shall not advertise or otherwise promote that Cardholders (or other persons acting on behalf of Cardholders) may make In-Store Payments. Without derogating the restriction in the preceding sentence, if any In-Store Payment is made, Filene's Basement shall give the person making such In-Store Payment a receipt for such payment and shall be deemed to hold such In-Store Payment in trust for such Cardholder until such payment is either delivered to Bank or is applied by Bank to reduce amounts payable by Bank to Filene's Basement. Filene's Basement shall transmit In-Store Payment information to Bank. In-Store Payments shall be credited to the Account of the relevant Cardholder as of the date of actual receipt by Bank. In the event that In-Store Payments received by Filene's Basement exceed amounts so payable by Bank to Filene's Basement at the time Filene's Basement informs Bank of such In-Store Payments, Filene's Basement shall be required to transmit such excess In-Store Payments to Bank within one (1) Business Day of the day received. Filene's Basement shall notify Bank of any In-Store Payments within twenty-four
(24) hours of receipt thereof by providing such information with the Charge Transaction Data.

SECTION 3.11 BANK'S RIGHT TO AUDIT. Bank shall have the right, during normal business hours and on reasonable notice, to inspect and audit Filene's Basement's records, from time to time, as it deems appropriate, as such records pertain to Accounts, at Bank's expense.

SECTION 3.12 FILENE'S BASEMENT'S RIGHT TO AUDIT. Filene's Basement shall have the right, during normal business hours and on reasonable notice, to inspect and audit Bank's records, from time to time, as it deems appropriate, as such records pertain to payments to be made by Bank to Filene's Basement under Sections 3.7 and 3.8, at Filene's Basement's expense; provided that if any such audit reveals a shortfall in payments during the period subject to the audit, Bank will reimburse Filene's Basement for such shortfall.

                         ARTICLE IV OPERATING PROCEDURES

SECTION 4.1 GENERAL. Filene's Basement shall follow all applicable Operating Procedures in connection with the Program including, but not limited to, distributing Credit Card Applications, opening new Accounts, seeking authorizations for charges, handling credit transactions with Cardholders and transmitting Charge Transaction Data.

SECTION 4.2 NEW CUSTOMER ACCOUNT ESTABLISHMENT PROCEDURES.

      (a) Bank will accept and process Credit Card Applications.

      (b) All Credit Card Applications will be reviewed promptly by Bank and decisioned for approval and credit line assignment, and all such decisions that are made at the point of sale will promptly be reported by Bank to Filene's Basement. Filene's Basement will use its reasonable best efforts to communicate such point of sale credit decisions to applicants.

      (c) Approved Accounts will be forwarded a customized Credit Card by Bank within ten (10) days of the date of approval.

SECTION 4.3 PURCHASE AUTHORIZATION PROCEDURES.

      (a) Filene's Basement must complete a Charge Slip. The Account number must be printed or written on the Charge Slip. If such Cardholder does not have his/her Credit Card,

Filene's Basement must either (i) call Bank's Central Credit Office (via a toll free number) and request the Account number by providing the operator with such Cardholder's name, address and form of positive identification (preferably a valid driver's license or other photo ID) to the extent the request or recordation of such identification does not violate applicable law, or (ii) otherwise access the necessary information through the POS Network.

      (b) Filene's Basement must have the Cardholder sign the Charge Slip, once all of the purchase information is filled in as requested. Filene's Basement shall verify that the signing of the person signing the Charge Slip reasonably appears to be the same as the signature appearing on the Credit Card being used.

      (c) Subject to the provisions of subsection 4.3(e) below, Filene's Basement must obtain authorization through the existing POS Network for all purchases and record the authorization code on the Charge Slip. For authorization on system referrals, Filene's Basement must call the Bank office supporting this Agreement for an authorization code. Bank shall be responsible for providing toll-free phone numbers for direct authorizations.

      (d) Credit Slips need not be authorized but must be completely filled out and signed by the Cardholder.

      (e) Filene's Basement shall immediately input the Charge Transaction Data into the POS Network, as applicable, at the time the transaction occurs. In the event that the P0S Network and/or Bank's authorization system are not in operation, and authorizations for Cardholder purchases cannot be obtained directly from Bank, Filene's Basement shall have a Floor Release (as defined in the Operating Procedures) per transaction and/or Cardholder. Any adjustment to the Floor Release limit shall be effected by mutual agreement between Bank and Filene's Basement.

      (f) In connection with the Program, Filene's Basement shall make available to Cardholders documents that have been approved by Bank.

SECTION 4.4 SETTLEMENT PROCEDURES.

      (a) All Charge Transaction Data will be electronically transmitted to Bank using POS Network settlement procedures. Filene's Basement will retain a copy of the Charge Slip.

      (b) All Charge Transaction Data presented to Bank will be reviewed and processed by Bank. Bank will use its best efforts to review and forward the full amount shown as the total of purchases reflected in Charge Slips included in such Charge Transaction Data presented less (i) the Discount, (ii) the total amount of any Credit Slips included in such Charge Transaction Data submitted by Filene's Basement, (iii) the portion of any Charge Slip or Credit Slip to be charged back to Filene's Basement under this Agreement, (iv) the total amount of any In-Store Payments accepted and held by Filene's Basement, and (v) any other amounts due and payable to Bank pursuant to this Agreement, via wire transfer within the time provided herein. If the electronic data transmission or daily computer tape reflecting such Charge Transaction Data sent by Filene's Basement is received by Bank by 10:00 a.m. Eastern Time on a Business Day, Bank shall forward the funds by initiating a wire transfer of funds on the next Business Day after the day of receipt by Bank of the electronic data transmissions or daily computer tape reflecting such Charge Transaction Data. If Bank receives electronic data transmissions or daily computer tapes from Filene's Basement after 10:00 a.m. Eastern Time on any Business Day, such electronic data transmissions or daily computer tapes shall be deemed received by 10:00 a.m. Eastern Time the following Business Day, and Bank shall forward the funds by initiating a wire transfer on the Business Day following the Business Day on which such electronic data transmissions or daily computer tapes are deemed received, except that if an electronic transmission or daily computer tape for Charge Transaction Data are received by Bank by midnight Eastern Time on any Saturday, Bank will initiate a wire transfer of funds for such Charge Transaction Data on the next Business Day.

      (c) As provided in Sections 3.7 and 3.8 hereof, Filene's Basement is to receive 50% of the net profits from Credit Insurance and Value-Added Programs, after Bank receives reimbursement for its out-of-pocket expenses related thereto. Bank shall send to Filene's Basement a statement, on the 15th day of each month during the term of this Agreement, showing in reasonable detail all items of income and expense relating to such Credit Insurance and Value-Added Programs during the immediately preceding calendar month, together with payment of the amount shown on such statement as the amount due to Filene's Basement therefrom.

      (d) In connection with the settlement procedures outlined above, the parties agree that all settlements made hereunder shall be net of any and all other adjustments contemplated by this Agreement, including but not limited to credits, other adjustments and purchases pursuant to this Agreement, and in connection therewith Bank shall have the right to set off any amounts due to it pursuant to this Agreement against any amounts to be transmitted to Filene's Basement hereunder.

      (e) Any costs or expenditures by the parties to this Agreement other than as explicitly set forth herein shall be at the sole expense of the party incurring such costs or other expenditures and shall not entitle that party to seek reimbursement of such costs or other expenditures from the other party to this Agreement. Accordingly, subject to the reimbursement provisions of this Agreement, if any, each of the parties alone shall be liable for the payment of all sums due to third parties retained by such party in performing its obligations hereunder.

         ARTICLE V PAYMENT TO FILENE'S BASEMENT FOR CHARGE SLIPS; OTHER
                                     CHARGES

SECTION 5.1 PAYMENT TO FILENE'S BASEMENT.

      (a) Subject to Bank's right to deduct certain sums in accordance with the terms of this Agreement, Bank will pay Filene's Basement for each Charge Slip submitted pursuant to this Agreement an amount equal to the unpaid cash balance (i.e. unpaid principal indebtedness) thereunder, as provided in this Agreement, less the Discount.

      (b) Effective July 25, 1995, the Discount shall be an amount equal to 1.4% of Net Credit Volume.

SECTION 5.2 POSTAGE RATE ADJUSTMENT. In the event the U.S. First Class postage rate is increased after July 1, 1995, Filene's Basement shall pay to Bank on each Settlement Date an amount equal to the product of (i) the excess of (x) the weighted average unit price paid by Bank for U.S. First Class postage with respect to the Filene's Basement Program on the last day of the previous Settlement Period, over (y) the weighted average unit price paid by Bank for U.S. First Class postage with respect to the Filene's Basement Program as of July 1, 1995. MULTIPLIED BY (ii) the number of Cardholders to which Bank mailed correspondence (including without limitation letters and billing statements) during the previous Settlement Period. This provision shall apply to each postage increase during the term of this Agreement.

SECTION 5.3 BUSINESS REPLY POSTAGE. Filene's Basement shall pay to Bank all costs associated with postage-paid business reply postage on applications submitted through the mail by Applicants to Bank. Bank shall render invoices for such amount monthly.

SECTION 5.4 BASE RATE ADJUSTMENT.

      (a) On each Settlement Date, Bank will calculate for the previous Settlement Period the difference between the Actual Interest Expense and the Base Rate (the "Base Rate Adjustment"). The Base Rate Adjustment will be divided by twelve (12) and then multiplied by the Portfolio Average Daily Balance for the previous Settlement Period. The product of the above calculation will be paid by Bank to Filene's Basement to the extent Actual Interest Expense is less than the Base Rate, or paid by Filene's Basement to Bank to the extent Actual Interest Expense exceeds the Base Rate.

      (b) Notwithstanding anything contained herein to the contrary, during the first 18 months after the Effective Date, to the extent that on a Settlement Date, the (x) sum of (i) the Discount multiplied by the Net Credit Volume for the immediately preceding Settlement Period, plus (ii) the Base Rate Adjustment on such Settlement Date multiplied by the Portfolio Average Daily Balance for such Settlement Period divided by (y) the Net Credit Volume for such Settlement Period is greater than 1.97%, Filene's Basement may defer up to $300,000 of amounts payable by Filene's Basement under subsection 5.4(a) during such 18-month period until the end of such 18-month period. The amount so deferred shall be referred to herein as the "Deferred Discount." In the event that the aggregate amount so deferred at any time during the 18-month period under the Deferred Discount exceeds $300,000, Filene's Basement shall pay Bank such excess amounts on a monthly basis. Upon the expiration of such 18-month period, Filene's Basement shall pay Bank the total amount of the Deferred Discount, and there shall be no further deferral of such payment. To the extent that Bank changes the minimum monthly payment schedule as set forth in subsection 3.1(f) in such a manner as to have a material and adverse effect on Filene's Basement's costs as set forth in this Section 5.4, then the parties agree to negotiate in good faith to make any necessary changes in the provisions of this Section 5.4 to address such effect.

SECTION 5.5 APPLICATION FEES. Filene's Basement shall pay to Bank on each Settlement Date (i) a one-time $5.50 fee per Credit Card Application phoned to Bank during the Settlement Period by Filene's Basement, and (ii) a one-time $3.80 fee per Credit Card Application faxed to Bank during the Settlement Period by Filene's Basement.

SECTION 5.6 PAYMENT BY FILENE'S BASEMENT. Any amounts payable by Filene's Basement to Bank hereunder shall be paid within fifteen (15) days after billings are rendered by Bank.

                              ARTICLE VI CHARGEBACK

SECTION 6.1 BANK'S RIGHT TO CHARGEBACK.

      (a) Bank shall have the right, at its option, to chargeback to Filene's Basement the amount of any Charge Slip or Credit Slip if with respect to such Charge Slip or Credit Slip, or the underlying transaction:

            (i) Any warranty made by Filene's Basement pursuant to Section 8.11 proves to be false or inaccurate in any respect, and as a result thereof, the Charge Slip or Credit Slip is otherwise unbillable or uncollectible, in each case as reasonably determined by Bank;

            (ii) The Cardholder asserts any claim or defense against Bank as a result of any act or omission of Filene's Basement allegedly in violation of any applicable law, statute, ordinance, rule or regulation;

            (iii) The Cardholder disputes the amount or existence of such Account or refuses to pay alleging dissatisfaction with Merchandise received, a breach of any warranty or representation by Filene's Basement in connection with the transaction, or an offset or counterclaim against Bank based on an act or omission of Filene's Basement, provided any disputes constitute bona fide claims presented by Cardholders in good faith in the reasonable opinion of Bank, after inquiry to Filene's Basement; and

            (iv) If the Cardholder disputes a Charge Slip and Filene's Basement cannot supply Bank with a copy of the Charge Slip as soon as reasonably practicable, but in no event later than ten (10) days of Bank's written request.

      (b) Bank shall have the right, at its option, to chargeback to Filene's Basement the amount of any Charge Slip or Credit Slip relating to a GECC Account if with respect to such Charge Slip or Credit Slip, or the underlying transaction, GE Capital would have had the right to chargeback such amount under the terms of the Account Purchase Agreement.

      (c) Bank may compromise and settle any claim made by any Cardholder if such claim may give Bank a right to chargeback in accordance with subsection 6.1(a) above up to the face amount of any Charge Slip or Credit Slip. With respect to chargebacks pursuant to Subparagraphs 6.l(a)(ii) and 6.l(a)(iii) above, Bank agrees to use commercially reasonable efforts to cooperate with Filene's Basement in resolving such disputes.

      (d) If Bank exercises its rights of chargeback in accordance with this Agreement, Bank shall set off amounts charged back against any sums due Filene's Basement under this Agreement or, if chargebacks exceed sums due Filene's Basement, Bank may demand payment from Filene's Basement for the full amount of such excess by netting such amounts against amounts due to Filene's Basement pursuant to Section 4.4. Bank shall give Filene's Basement five (5) days' written notice prior to charging back any amounts to Filene's Basement, or such other lesser notice as the parties may agree. If the full face amount or any portion thereof of any Charge Slip is charged back, Bank shall assign, without recourse, all right to payment for such Charge Slip or portion thereof to Filene's Basement.

           ARTICLE VII FINANCE CHARGES, OTHER CHARGES, ACCOUNT PAYMENT
                                      TERMS

SECTION 7.1 BANK'S RIGHTS. Bank will have the sole right and obligation to establish the rate and other terms of Cardholder's finance charges in accordance with all applicable state and federal banking and consumer credit laws and to modify such rates or terms in its sole discretion from time to time. Bank shall retain all finance charges.

SECTION 7.2 BASE FINANCE CHARGE. Bank and Filene's Basement agree that, subject to the last sentence of this Section 7.2, the rate of finance charges on Accounts shall initially be established at 21% Annual Percentage Rate. Bank may change the method of compounding following consultation with Filene's Basement. The rate of finance charges on Accounts shall not be changed prior to consultation with Filene's Basement, provided that if such change is required by applicable state and federal banking and consumer credit laws, Bank may change such rate, consulting with Filene's Basement as soon as reasonably practicable.

SECTION 7.3 NOTICE OF CHANGES. Bank shall notify Filene's Basement of any intended change in finance charge rate(s) other than the changes referred to in
Section 7.2 above, not less than
ten (10) days prior to the intended effective date of such change unless such change is mandated by law or regulation (in which case prior notice need not be given).

SECTION 7.4 CHANGES IN LAWS/REGULATIONS; RENEGOTIATION. Notwithstanding anything to the contrary contained in this Agreement, Bank may engage Filene's Basement in renegotiation of this Agreement if (i) usury rates of the State of Georgia change, (ii) laws regulating Bank, affecting the Program, change, or (iii) federal or state regulation preempts the exportation of Bank's credit card rate structure, which changes negatively affect Bank's yield requirements under this Agreement and in Bank's reasonable judgment could have a material adverse effect on Bank. In the event of a renegotiation pursuant to this Section 7.4, if new terms acceptable to the parties are not agreed upon in writing within ninety
(90) days after the date renegotiations begin, this Agreement shall terminate on the one hundred eighty-first (181st) day after such renegotiation begins, or at Bank's option, the date Bank would be required to make changes to the Program to comply with applicable law or regulation.

SECTION 7.5 LATE CHARGES; RETURNED CHECK CHARGES; OTHER CHARGES. The right and obligation to establish and from time to time modify the rate(s) and other terms of Late Charges, Returned Check Charges and Other Charges on Accounts is solely that of Bank, which has and unilaterally shall establish and modify such rate(s) under this Agreement (within applicable legal parameters); provided that in setting any such charges, Bank shall take into consideration the rates prevailing among major retailers. Bank shall retain all such charges or fees.

            ARTICLE VIII REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                                FILENE'S BASEMENT

      To induce Bank to establish and administer the Program, to originate and administer Accounts, to extend credit to Cardholders and to pay funds to Filene's Basement, which funds shall constitute an advance by Bank to Cardholders in connection with Accounts, Filene's Basement makes the following representations, warranties and covenants to Bank, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade on each date on which Bank extends credit, originates, administers or remits funds with respect to Accounts or administers the Program:

SECTION 8.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Filene's Basement is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was incorporated, and (a) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, (b) has a perpetual existence, (c) has the requisite power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now, heretofore, and proposed to be conducted, (d) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct; and (e) is in compliance with its articles of incorporation and its by-laws.

SECTION 8.2 EXECUTIVE OFFICES. The chief executive office and principal place of business of Filene's Basement where records with respect to Accounts are kept is at 40 Walnut Street, Wellesley, Massachusetts 02181, or at such other place as Filene's Basement shall, from time to time, specify to Bank. Without thirty (30) days' prior written notice to Bank, Filene's Basement shall not transfer its chief executive offices or change its principal mailing address. Filene's Basement shall inform Bank within thirty (30) days after it becomes aware of any change of address of a Store. Filene's Basement shall not change its corporate name without first providing Bank thirty (30) days' prior written notice.

SECTION 8.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery, and performance of this Agreement by Filene's Basement and all instruments and documents to be delivered by Filene's Basement pursuant to this Agreement: (a) are within Filene's Basement corporate power; (b) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (c) are not in contravention of any provision of Filene's Basement articles of incorporation or bylaws; (d) will not violate any law or regulation or any order or decree of any court or governmental instrumentality applicable to Filene's Basement; (e) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Filene's Basement is a party or by which Filene's Basement or any of its property is bound; and (f) do not require of Filene's Basement any filing or registration with or the consent or approval of any governmental body, agency, authority, or any other Person which has not been made or obtained previously. This Agreement has been duly executed and delivered by Filene's Basement and constitutes the legal, valid, and binding obligation of Filene's Basement, enforceable against Filene's Basement in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, reorganization, or other laws affecting the rights of creditors generally. Filene's Basement has obtained or will obtain (as provided in Article XV hereof) any and all necessary consents of third parties required of it in order to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and performance by Filene's Basement of the transactions contemplated hereby will not result in Filene's Basement being in default under any of the provisions of its Certificate of Incorporation, By-Laws, other corporate or legal documents, or of any material credit or other agreement to which it is a party.

SECTION 8.4 SOLVENCY. Filene's Basement is Solvent.

SECTION 8.5 NO DEFAULT. Filene's Basement (i) is not in default with respect to any contract, agreement, document, lease, or other instrument to which it or any Affiliate of it is a party or by which it or any of its property may be bound, and (ii) has not received any notice of default pursuant to any such contract, agreement, lease, or other instrument, which, in either case, would have a material adverse effect on the business, operations, property, or financial or other condition of it or any of its Affiliates. No Event of Default by Filene's Basement, or Filene's Basement Event of Default, or event which, with the giving of notice, the lapse of time, or both, would be an Event of Default by Filene's Basement or Filene's Basement Event of Default, has occurred and is continuing. There are no corporate entities, other than subsidiaries and Filene's Basement Corp. (the parent corporation of Filene's Basement) which constitute Affiliates of Filene's Basement.

SECTION 8.6 NO BURDENSOME RESTRICTIONS. No contract, lease, agreement, or other instrument to which Filene's Basement is a party or is bound and no provision of applicable law or governmental regulation materially and adversely affects or may be reasonably likely to so affect its business, operations, property, or financial or other condition, the Accounts or the value thereof, the Indebtedness or the value thereof, Bank's right, title and interest and Lien in and to the Accounts and Indebtedness, or the priority of such Lien.

SECTION 8.7 COMPLIANCE WITH LAW. (i) The Merchandise description, pricing, charges and related wording and content of the Approved Forms where such wording and content is furnished by Filene's Basement, (ii) Filene's Basement sales materials or practices, including, but not limited to, the sales order form, sales invoice, promotional materials and similar forms, and/or (iii) actions of Filene's Basement employees, sales representatives or agents, will be in material compliance with all applicable provisions of federal and state laws and implementing regulations.

SECTION 8.8 NO LITIGATION. No action, claim, or proceeding is now pending or, to the knowledge of Filene's Basement, threatened against Filene's Basement at law, in equity, or otherwise, before any court, board, commission, agency, or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators which, if adversely determined, might affect the validity or enforceability of any Account, which might result in any material adverse change in the value of any Account or which might have a material adverse effect on the ability of Filene's Basement to perform its obligations hereunder nor, to the knowledge of Filene's Basement, does a state of facts exist which might give rise to any such proceedings.

SECTION 8.9 FULL DISCLOSURE. No information contained in this Agreement or any other agreement or writing executed or issued by Filene's Basement or any statement furnished by or on behalf of Filene's Basement in connection with this Agreement or any other agreement or writing executed or issued in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 8.10 INSURANCE. Filene's Basement maintains, and at all times has maintained and will maintain, insurance policies with solvent insurers in such amounts and insuring it against such types of loss or damage as are customarily maintained by corporations engaged in similar businesses with respect to its property.

SECTION 8.11 ACCOUNTS; ACCOUNT DOCUMENTATION.

      (a) Each Charge Slip, Credit Slip and Account and each sale of Merchandise in connection with such Charge Slip, Credit Slip and/or Account (1) is free and clear of any and all Liens in favor of any Person other than Bank or GE Capital, as the case may be, (2) arises in connection with a bona fide final sale and delivery of Merchandise by Filene's Basement in the ordinary course of business (subject to usual return policies); (3) is for a liquidated amount as stated in the Account Documentation relating thereto; (4) is authorized and created in accordance with this Agreement and Bank's instructions as communicated to Filene's Basement by Bank; (5) is valid and enforceable against the Cardholder in accordance with its terms; (6) is not subject to any defense, deduction, offset, counterclaim or recoupment assertable by the Cardholder or any other Person obligated therefor or by Filene's Basement creditors or assigns, except for those defenses, offsets, counterclaims or recoupments created as a result of acts, or an omission to act where there is a duty to act, by Bank; (7) is for new and unused Merchandise; however, items of Merchandise which are returned by a Cardholder to Filene's Basement, and which are accepted for return by Filene's Basement and restored to Filene's Basement inventory of Merchandise held for resale, will, except as prohibited by law, be deemed either "new and unused" or "used and reconditioned", as contemplated by this provision, and, in any event, such Merchandise has been or will be delivered by Filene's Basement to the Cardholder and accepted by the Cardholder; (8) is not in excess of the amount of credit approved by Bank for such Cardholder; (9) bears a signature of a Cardholder which is genuine and not forged or unauthorized; and (10) the Merchandise relating to such transaction is primarily for personal, family or household purposes.

      (b) Each transaction did not involve a cash advance or Merchandise not listed in the Charge Transaction Data and only Merchandise sold by Filene's Basement is the subject of the transaction.

      (c) Filene's Basement has not received, directly or indirectly, and will refuse to accept, any reimbursement, payment or trade-in for the charges listed in such Charge Transaction Data (other than from Bank) and has not and will not, either directly or indirectly, take or grant any right or security interest in any Charge Transaction Data (other than to Bank) which is the subject of the transaction.

      (d) The transaction giving rise to the Charge Transaction Data was conducted by Filene's Basement in accordance with all material laws and regulations that pertain to the sales of Merchandise by Filene's Basement hereunder and that the Charge Transaction Data are not invalid, illegible, inaccurate or incomplete.

      (e) There is no fact nor any claim or defense of the Cardholder, that would impair the validity, enforceability, or collectibility of the obligation of the Cardholder evidenced by the Charge Transaction Data.

SECTION 8.12 FIRST TIME BUYER. Whenever the POS Network indicates first-time card usage. Filene's Basement will verify Cardholder identification by requesting a valid driver's license and printing the license number on a sales slip, unless prohibited by applicable law. If a driver's license is unobtainable, Filene's Basement may substitute a major credit card or other form of identification, all as specified by Bank, to the extent permitted by applicable law.

SECTION 8.13 BALANCE IN ACCOUNT. Filene's Basement has taken, and will take, no action, and has not failed to take and will not fail to take any action, which would cause the balance in each Account not to be valid and enforceable against the Cardholder.

SECTION 8.14 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Filene's Basement shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Filene's Basement shall transact business so as not to misrepresent itself as the owner of Accounts or Indebtedness owned by Bank hereunder.

SECTION 8.15 BOOKS AND RECORDS. Filene's Basement shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of Filene's Basement financial transactions, are made in accordance with GAAP.

SECTION 8.16 LITIGATION. Filene's Basement shall notify Bank in writing, promptly upon learning thereof, (i) of any litigation, against Filene's Basement, whether or not the claim shall be considered to be covered by insurance and (ii) of the institution of any suit or administrative proceeding against any Person, that as to either (i) or (ii), if adversely determined, would have a material adverse effect on Filene's Basement business, operations or financial or other condition, the Accounts or the value thereof, the Indebtedness or the value thereof, Bank's rights, title and interest and Lien in and to the Accounts and the Indebtedness, or the priority of such Lien.

SECTION 8.17 ADVERSE TRANSACTIONS. Filene's Basement shall not permit or agree to any extension, compromise, or settlement, or make any changes or modification of any kind or nature with respect to any Account, including any of the terms relating thereto.

SECTION 8.18 EVENTS OF DEFAULT. Filene's Basement shall not take or omit to take any action, which act or omission would constitute an Event of Default by Filene's Basement or a Filene's Basement Event of Default pursuant hereto.

SECTION 8.19 DELIVERY. Filene's Basement has delivered, or will deliver on a timely basis, all Merchandise covered by each Charge Slip, and the Cardholder has accepted or is willing to accept such delivery, and such Merchandise has been installed (if Filene's Basement contractually assumes the responsibility for installation) and accepted by such Cardholder.

SECTION 8.20 SERVICES. Filene's Basement shall provide and maintain adequate services with respect to the Merchandise covered by an Account and shall comply with all of its warranties and other obligations with respect to the Merchandise, the sale of which has been charged to an Account.

SECTION 8.21 ADJUSTMENTS. Each Credit Slip delivered by Filene's Basement to Bank represents a bona fide adjustment by Filene's Basement of a credit sale for which Bank has accepted the Charge Slip.

SECTION 8.22 OBLIGATIONS. Filene's Basement has fulfilled all of its material obligations to Cardholders under the terms of all Credit Card sales of Merchandise.

SECTION 8.23 ADVERTISEMENTS. Filene's Basement advertisements that refer to credit terms under the Program are in conformity with the Operating Procedures and applicable programs approved by Bank. Filene's Basement covenants that, other than with respect to matters required therein by Bank, any such advertisements shall be in conformity with and not in violation of, any applicable law, rule, regulation, or consent decree entered into by or with any governmental department or agency.

SECTION 8.24 ACCOUNT DOCUMENTATION. On and after the Execution Date, Filene's Basement shall not use, with respect to new Cardholders, any Account Documentation, other than Approved Forms.

SECTION 8.25 TRADE NAMES; TRADEMARKS. Filene's Basement is the owner or licensee of the Marks and has the sole and exclusive right, power and authority to license to Bank the use of the Marks as set forth in Article XIV hereof and the use of the Marks by Bank in a manner approved (or deemed approved) by Filene's Basement shall not (i) violate any applicable Federal, state or local law, rule or regulation or (ii) infringe upon the right(s) of any third party. Filene's Basement shall execute such documents as Bank reasonably may request from time to time to ensure that right, title and interest in the Marks resides in Filene's Basement.

SECTION 8.26 CONFLICTS; DEFAULTS; ETC. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Filene's Basement will (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would result in a default under, or accelerate Filene's Basement's performance required by, the terms of any material contracts, instruments or agreements to which Filene's Basement is a party or by which it is bound, or by which Filene's Basement's assets are bound, except for conflicts, breaches and defaults which would not have a material adverse effect upon Filene's Basement, the Program or Filene's Basement's ability to perform its obligations under this Agreement, (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational document(s) of Filene's Basement, (iii) except for any lien that may be created by this Agreement, result in the creation of any lien, restriction, charge or encumbrance upon any of the Accounts, (iv) violate any law or conflict with, or require any consent or approval under, any judgment, order, writ, decree, permit or license, to which Filene's Basement is a party or by which it is bound or affected, except to the extent that such violation or the failure to obtain such consent or approval would not have a material adverse effect upon Filene's Basement, the Program or Filene's Basement's obligation under this Agreement, (v) require the consent or approval of any party to any material contract, instrument or commitment to which Filene's Basement is a party or by which it is bound, other than the approvals of regulatory authorities which will be applied for, or (vi) except for the filing of UCC financing statements and notices, if any, require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority, other than the approval of regulatory authorities which have been previously obtained.

ARTICLE IX REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANK

      To induce Filene's Basement to enter into this Agreement and participate in the Program, all as herein provided for, Bank makes the following representations and warranties to Filene's Basement, each and all of which will survive the execution and delivery of this Agreement, and each and all of which will be deemed to be restated and remade on each day on which Bank establishes or remits funds, with respect to Accounts and/or administers the Program:

SECTION 9.1 CORPORATE EXISTENCE. Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia, and (a) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, (b) has a perpetual existence, (c) has the requisite power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now, heretofore, and proposed to be conducted, (d) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct; and (e) is in compliance with its articles of incorporation and its by-laws.

SECTION 9.2 CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATION. The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered to Bank hereunder: (i) are within Bank's power, (ii) have been duly authorized by all necessary or proper action, including the consent of shareholders where required; (iii) are not in contravention of any provisions of Bank's articles of incorporation or by-laws; (iv) will not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease agreement, or other instrument to which Bank is a party or by which Bank or any of its property is bound; and (vi) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained previously. This Agreement has been duly executed and delivered by Bank, and constitutes the legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, reorganization, or other laws affecting the rights of creditors generally. Bank has obtained any and all necessary consents of third parties required of it in order to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and performance by Bank of the transactions contemplated hereby will not result in Bank being in default under any of the provisions of its Certificate of Incorporation, By-Laws, other corporate or legal documents, or of any material credit or other agreement to which it is a party.

SECTION 9.3 SOLVENCY. Bank is Solvent.

SECTION 9.4 NO DEFAULT. Bank (i) is not in default with respect to any contract, agreement, document, lease, or other instrument to which it or any Affiliate of it is a party or by which it or any of its property may be bound, and (ii) has not received any notice of default pursuant to any such contract, agreement, lease, or other instrument, which, in either case, would have a material adverse effect on the business, operations, property, or financial or other condition of it or any of its Affiliates. No Event of Default by Bank, or Bank Event of Default, or event which, with the giving of notice, the lapse of time, or both, would be an Event of Default by Bank or a Bank Event of Default, has occurred and is continuing.

SECTION 9.5 NO BURDENSOME RESTRICTIONS. No contract, lease, agreement, or other instrument to which Bank is a party or is bound and no provision of applicable law or governmental regulation materially and adversely affects or may be reasonably likely to so affect its business, operations, property, or financial or other condition in a way which reasonably may have a material and adverse effect on the Program.

SECTION 9.6 COMPLIANCE WITH LAW. All actions of Bank taken in administering the Program, preparing the Operating Procedures and Approved Forms, setting credit terms and finance charge rates, and in the Credit Application evaluation process and billing and collection of Accounts will be in material compliance with all applicable provisions of federal and state laws and implementing regulations, including but not limited to, the federal Truth-In-Lending Act, Equal Credit Opportunity Act and Fair Credit Reporting Act and implementing regulations, provided that Bank does not make any representation or warranty as to (i) the Merchandise description, pricing, charges and related wording and content that appears in the Approved Forms where such wording and content is furnished by a Person other than Bank or a Person retained by Bank, including Filene's Basement, (ii) Filene's Basement sales materials or practices, including, but not limited to, the sales order form, sales invoice, promotional materials and similar forms, and/or (iii) actions of Filene's Basement employees, sales representatives or agents.

SECTION 9.7 NO LITIGATION. There are no judgments, orders or decrees in effect or legal action pending or threatened against Bank or of which it has knowledge, which, if determined adversely, would have a material adverse effect on the financial condition of Bank or its ability to perform its obligations under this Agreement.

SECTION 9.8 PURCHASE REPRESENTATION. Upon any purchase of any Accounts by Filene's Basement from Bank under the terms of this Agreement, Bank warrants that all information provided to Filene's Basement is, to the best of Bank's knowledge, information and belief, true and correct in all material respects.

SECTION 9.9 FULL DISCLOSURE. No information contained in this Agreement or any other agreement or writing executed or issued by Bank or any statement furnished by or on behalf of Bank in connection with this Agreement or any other agreement or writing executed or issued in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 9.10 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Bank shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 9.11 BOOKS AND RECORDS. Bank shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of Bank's financial transactions, are made in accordance with applicable accounting procedures.

                 ARTICLE X FINANCIAL STATEMENTS AND INFORMATION

SECTION 10.1 REPORTS AND NOTICES. As long as this Agreement remains in effect, Filene's Basement shall deliver to Bank:

      (a) Within ninety (90) days after the close of each fiscal year, a copy of the annual financial statements of Filene's Basement, consisting of a balance sheet and related statements of income and changes in financial position, all prepared in accordance with GAAP, certified by independent certified public accountants. Quarterly financial statements will also be submitted upon completion to Bank, but not on an audited basis unless available.

      (b) Within two (2) Business Days after Filene's Basement becomes aware of the existence of any Event of Default, Filene's Basement Event of Default or any event which. with the giving of notice or passage of time or both, would constitute an Event of Default or Filene's Basement Event of Default, or any development or other information which is likely to have material adverse effect on the business, operations, property, or financial or other condition of Filene's Basement, the Accounts or the value thereof, the Indebtedness or the value thereof, Bank's rights, title and interest and Lien in and to the Accounts and Indebtedness, the priority of such Lien, or Filene's Basement ability to perform its obligations pursuant to this Agreement, telephonic or telegraphic notice specifying the nature of such Event of Default or Filene's Basement Event of Default, or event, development, or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five
(5) days.

      (c) Such other information respecting the Accounts or the value thereof, the Indebtedness or the value thereof, or Filene's Basement business or financial condition or prospects, as Bank may, from time to time, reasonably request.

                ARTICLE XI EVENTS OF DEFAULT; RIGHTS AND REMEDIES

SECTION 11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default hereunder:

      (a) A party hereto shall fail to make any payment of any amount due pursuant to this Agreement when due and payable or declared due and payable pursuant to the terms of this Agreement, and the same shall remain unremedied for a period of ten (10) days after the non-defaulting party shall have made written demand therefor.

      (b) Except as provided in subsection 11.1(a) above, a party hereto shall materially fail or neglect to perform, keep, or observe any item, provision, condition, or covenant contained in this Agreement that is required to be performed, kept, or observed, and the same shall remain unremedied for a period of thirty (30) days after the non-defaulting party shall have given written notice thereof.

      (c) Any material representation, warranty or statement made or delivered by a party hereto or any of its respective officers, employees, agents or representatives shall not be true and correct in any material respect as of the date when made or reaffirmed.

SECTION 11.2 BANK EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a Bank Event of Default hereunder:

      (a) The Federal Deposit Insurance Corporation or any other regulatory authority having jurisdiction over Bank shall order the appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Bank or of any substantial part of its properties, or order the winding up or liquidation of the affairs of Bank, and such order shall not be vacated, discharged, stayed, or bonded within thirty (30) days (or such shorter time period as provided by applicable law) from the date of entry thereof.

      (b) Bank shall (i) consent to the institution of proceedings specified in
(a) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Bank or any substantial part of its properties, (ii) fail generally to pay its debts as such debts become due, or
(iii) take corporate action in furtherance of any such action.

      (c) There shall be entered a court order which enjoins, restrains or in any material way prevents Bank from conducting all or any part of its business affairs in the ordinary course or concerning any failure to pay any federal, state or local tax or other debt of Bank unless the same is being contested in good faith.

SECTION 11.3 FILENE'S BASEMENT EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a Filene's Basement Event of Default hereunder:

      (a) Any material adverse change in the operations, assets, condition (financial or otherwise) or business of Filene's Basement including without limitation, if Filene's Basement shall cease, or substantially change the nature of, its business or if there shall be a substantial cessation of Filene's Basement regular course of business. If Bank elects to terminate this Agreement solely based on the occurrence of a material adverse change as provided in this subsection 11.3(a), Filene's Basement shall have the right to request that a determination be made by an independent arbitrator or other mediator (the "Arbitrator") that a material adverse change has occurred. The identity of such Arbitrator shall be determined by mutual agreement of Bank and Filene's Basement within five days of the date of Bank's notice electing to terminate this Agreement. If the parties fail to agree on the identity of the Arbitrator during such period, each of Bank and Filene's Basement shall request its respective independent certified public accountants to each nominate three persons to serve as the Arbitrator, and the accountants shall agree upon one person identified on such lists. To the extent that an Arbitrator is not appointed and a final decision rendered by him within thirty (30) days of the delivery of Bank's notice of termination (based on this subsection 11.3(a)) or to the extent such Arbitrator renders a decision that the notice of termination was effective based upon the occurrence of a material adverse change, such notice shall be deemed effective as of the date issued by Bank. To the extent the Arbitrator renders a decision that the notice of termination was not effective because a material adverse change has not occurred, such notice of termination shall not be deemed effective and the Program shall continue. All costs and expenses incurred in connection with the Arbitrator shall be borne by the party against whom the Arbitrator's decision is made.

       (b) If Filene's Basement shall wind up or dissolve its operations or is wound up or dissolved.

       (c) If Filene's Basement or Filene's Basement Corp. shall be acquired (whether by merger, consolidation, change of control (as defined below) or otherwise) by any Person not an Affiliate of Filene's Basement or Filene's Basement Corp., as the case may be, as of the Effective Date of this Agreement. For purposes of this Section, a "change of control" shall mean any sale of all or substantially all of the assets of an entity (whether in one or a series of transactions) or if an entity is merged or consolidated into another corporation or more than 50% of the capital stock of an entity is transferred or offered for sale other than in the course of daily trading activity.

      (d) Filene's Basement shall no longer be Solvent or a petition under the Bankruptcy Code or similar law shall be filed by Filene's Basement or a petition shall be filed against Filene's Basement and such shall not be dismissed within ninety (90) days.

      (e) A decree or order by a court having jurisdiction (i) for relief in respect of Filene's Basement or pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (ii) for appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Filene's Basement or of any substantial part of its properties, or (iii) ordering the winding tip or liquidation of the affairs of Filene's Basement, shall be entered, and shall not be vacated, discharged, stayed, or bonded within thirty (30) days from the date of entry thereof.

      (f) Filene's Basement shall (i) file a petition seeking relief pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law,
(ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Filene's Basement or of any substantial part of its properties,
(iii) fail generally to pay its debts as such debts become due, or (iv) take corporate action in furtherance of any such action.

      (g) Any events shall arise which result in the acceleration due to default of the maturity of any indebtedness in a principal amount in excess of $500,000 of Filene's Basement or any guarantor or surety of the obligations of Filene's Basement to others under any instrument, agreement or undertaking with respect to such indebtedness.

      (h) Final judgment or judgments for the payment of money in amounts greater than $500,000 shall be rendered against Filene's Basement and the same shall not be either (x) covered by insurance or the insurer shall not have accepted liability therefor or (y) vacated, stayed, bonded, paid, or discharged prior to expiration of the applicable appeal period.

      (i) There shall, due to any action or failure to act by Filene's Basement, occur any loss, theft, damage, destruction, sale or encumbrance to or of any of the Accounts, or any levy, seizure, or attachment thereof or thereon shall be made which Filene's Basement shall not have either cured or reimbursed Bank within thirty (30) days after written notice thereof to Filene's Basement; provided, however, that Filene's Basement may, at its option, purchase the affected Accounts within such thirty (30) day period in lieu of cure or reimbursement. The purchase price payable for any Account purchased pursuant hereto shall be the aggregate of the balance of the Account, including (x) the unpaid principal balance plus finance charges earned but unpaid, and (y) out-of-pocket costs and reasonable expenses paid or incurred by Bank in any attempted collection of such Account, including reasonable attorneys' fees.

      (j) Filene's Basement shall fail to provide a new LOC or Discount LOC at least 45 days before expiration of the existing LOC or Discount LOC (during the time period that such Discount LOC is required).

      (k) Any of the conditions subsequent set forth in Article XV shall not have occurred on or before the date specified therein with respect to each such condition.

SECTION 11.4 REMEDIES. Upon the occurrence of an Event of Default, or Filene's Basement Event of Default, or Bank Event of Default, all of the defaulting party's obligations hereunder may, in the non-defaulting party's sole discretion, be deemed immediately due and payable without notice or demand. The non-defaulting party will have the right to declare this Agreement terminated and/or to discontinue originating or offering Accounts and establishing Indebtedness as applicable.

                          ARTICLE XII TERM/TERMINATION

SECTION 12.1 TERM. This Agreement will continue in full force and effect until the close of business on June 30, 2000 (the "Initial TERM") and shall be automatically renewed for successive one (1) year terms (each a "Renewal Term") thereafter, unless terminated as provided in other provisions of this Agreement.

SECTION 12.2 TERMINATION. The following termination provisions shall also apply:

      (a) Filene's Basement shall have the right to terminate this Agreement upon fifteen (15) days' written notice if any Bank Event of Default or Event of Default with respect to Bank shall occur (a "Filene's Basement Termination"), and upon Filene's Basement Termination, Bank shall not draw down on the LOC and shall return the LOC.

      (b) Bank shall have the right to terminate this Agreement upon fifteen
(15) days' written notice if any Filene's Basement Event of Default or Event of Default with respect to Filene's Basement shall occur.

      (c) Filene's Basement shall have the right, upon fifteen (15) days' prior written notice to Bank, to terminate this Agreement, if Bank makes an election pursuant to Section 2.2(b)(iii) hereof.

      (d) Either party may terminate this Agreement effective at the end of the Initial Term or any Renewal Term by giving at least six (6) months prior written notice to the other party.

SECTION 12.3 TERMINATION FOR FORCE MAJEURE.

      (a) This Agreement may be terminated by either Bank or Filene's Basement without penalty after the passing of one hundred eighty (180) days following the notice by one party to the other that its performance hereunder is prevented or materially impeded, without the ability to cure, by one of the following force majeure events: acts of God, fire, earthquake, explosion, accident, computer failure, war, nuclear disaster, riot or material changes in applicable laws or regulations, including, but not limited to, a change in state or federal law rendering it illegal, impossible or untenable for the notifying party or its ultimate parent corporation to perform as contemplated in this Agreement.

      (b) Any such disability will not be considered a breach of this Agreement during the period of such disability (i.e., prior to one hundred eighty (180) days), if the disabled party promptly advises the other party in writing that it is unable to perform due to such a force majeure event, setting forth: (i) the nature of the event; (ii) its expected effect(s) and duration; (iii) any expected development which may further affect performance hereunder; and (iv) the efforts which in the sole reasonable judgment and discretion of such notifying party will be made to cure such force majeure event or provide substitute performance.

      (c) Such one hundred eighty (180) day period may be shortened upon written agreement executed by duly authorized officers of both parties or if required by applicable law or regulation.

SECTION 12.4 RIGHTS UPON TERMINATION.

      (a) Except as otherwise expressly provided herein, upon termination of this Agreement, each party shall be required to fulfill its respective obligations hereunder (unless prohibited by law), including without limitation, its obligations to provide customer service and Account Documentation, until all Accounts are liquidated or otherwise disposed of by the parties hereto.

      (b) Notwithstanding any other provision of this Agreement, Bank shall be deemed the sole owner of the Program Accounts Portfolio, including, without limitation, the Customer List, and upon termination of this Agreement, and should Filene's Basement not purchase the Program Accounts Portfolio from Bank as provided in Article XVII hereof, Bank shall have the right, in addition to and retaining all other rights it may have under this Agreement or applicable law, to liquidate the Program Accounts Portfolio in any lawful manner which may be expeditious or economically advantageous to Bank, including, without limitation, using the Customer List for the sale of new and existing items under Value-Added Programs pursuant to Section 3.8 hereof, issuing a replacement or substitute card, and transferring and/or selling the Customer List, or any part thereof, with or without the Program Accounts Portfolio, to a third party. During such liquidation, Bank may use the Marks in communicating with Cardholders. Filene's Basement agrees to cooperate with Bank and take any reasonable action requested by Bank to effectuate such liquidation in an orderly manner (provided that Filene's Basement shall not be required to incur out-of-pocket expenses in so doing), including accepting existing Credit Cards or replacement or substitute cards for twelve (12) months following the effective date of termination. All gross finance charges billed on Accounts to Cardholders will be retained by Bank, and Bank will absorb all finance charge credits on Accounts and finance charges associated with write-offs on Accounts, and all losses, including losses on the sale, if any, of Accounts.

SECTION 12.5 SURVIVAL. The covenants, agreements, representations, warranties and obligations of the parties contained herein or in any certificate or other writing or Exhibits delivered pursuant hereto or in connection herewith shall survive the termination of this Agreement according to the following schedule:
The following Sections shall survive indefinitely--Article I; Section 2.7;
Section 3.3; Section 3.6; Section 3.10; Section 4.4; Section 5.1 (provided that there will be no Discount after termination); Section 7.1; Section 7.2;
Section 7.3; Section 7.5 (provided that none of Article VII will survive in the event Filene's Basement purchases the Accounts as provided in Article XVII);
Article VIII; Article IX; Section 11.4; Section 12.4; Article XIII; Article XIV;
Article XVII; and Article XVIII (except that Section 18.6 will survive for only 24 months after termination, and, with respect to Section 18.15, the security interest will survive only so long as Bank has Accounts still on its books, and Bank will terminate the security in the event Filene's Basement purchases the Accounts as provided in Article XVII); the following Sections shall survive for 24 months after such termination: Section 3.5; Section 3.11; Section 3.12;
Article VI; and Section 18.6; the following Sections shall survive for 12 months after such termination: Section 2.1; Section 2.3; paragraphs 2.4(b) and (e);
Section 3.4; Section 4.3; and Section 5.6. All other Sections will not survive the termination of this Agreement.

                          ARTICLE XIII INDEMNIFICATION

SECTION 13.1 BY BANK. Bank agrees to protect, indemnify and hold Filene's Basement and its Affiliates and their officers, directors and employees harmless against and in respect of any and all liabilities, expenses (including attorney fees), judgments, damages, claims, actions or proceedings by whomsoever asserted arising out of, connected with or resulting from any act or omission of any of Bank's employees, officers, directors, agents or licensees, or any breach by Bank of the terms, covenants, warranties, conditions or other provisions hereof or obligations hereunder, or contained in any other instrument or document delivered by Bank in connection herewith, or pursuant hereto, or, if made by a non-party to this Agreement, any claim, demand, allegation, offset, defense or counterclaim which, if true or proven, would constitute such a breach.

SECTION 13.2 BY FILENE'S BASEMENT. Filene's Basement agrees to protect, indemnify and hold Bank and its Affiliates and their officers, directors and employees harmless against and in respect of any and all liabilities, expenses (including attorneys' fees), judgments, damages, claims, actions or proceedings by whomsoever asserted arising out of, connected with or resulting from any act or omission of any of Filene's Basement employees, officers, directors, agents or licensees, or the sale of Merchandise including any breach by Filene's Basement of any warranty given in connection with the sale of Merchandise or any breach of the terms, covenants, warranties, conditions or other provisions hereof or obligations hereunder, or contained in any other instrument or document delivered by Filene's Basement in connection herewith, or pursuant hereto or, if made by a non-party to this Agreement, any claim, demand, allegation, offset, defense or counterclaim which, if true or proven, would constitute such a breach.

SECTION 13.3 NOTICE. In the event that any legal proceeding shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought by one party hereto from another party hereto pursuant to this Article XIII, the party seeking indemnification (the "Indemnified Party") shall promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party or parties (the "Indemnifying Party"), which notice shall be given within sufficient time to respond to such proceeding, claim, or demand. The Indemnifying Party shall have the right, to the extent of its indemnification, at its option and its own expense, to be represented by counsel of its choice, which counsel must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle, or otherwise deal with any proceeding, claim, or demand which is related to any loss, liability, damage, or deficiency indemnified against hereunder; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; and provided, further, that the Indemnifying Party shall keep the Indemnified Party advised as to the status of the matter. The Indemnified Party may participate in any such proceeding with counsel of its choice at its own expense. If the Indemnified Party refuses to approve a proposed settlement that is acceptable to the claimant, the Indemnifying Party may, at its option, deposit the proposed settlement with the Indemnified Party and thereupon be relieved of any further indemnity obligation with respect to such proceeding, claim or demand, including, without limitation, attorneys' fees, costs and expenses thereafter incurred. If the Indemnifying Party defends against a claim that is ultimately settled or adjudicated for an amount which is not recoverable by the Indemnified Party, the Indemnified Party shall promptly reimburse the Indemnifying Party for all costs and expenses incurred in defending such claim. The parties hereto agree to cooperate fully with the defense, negotiation, or settlement of any such legal proceeding, claim or demand.

                   ARTICLE XIV USE OF FILENE'S BASEMENT MARKS

SECTION 14.1 GRANT OF RIGHTS. Filene's Basement hereby grants to Bank a non-exclusive, royalty-free, non-transferable right and license to use the service mark "Filene's Basement" and any other mark listed on Exhibit A attached hereto (the "Marks") in the United States in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program, all pursuant to, and in accordance with, this Agreement. Those services shall include, without limitation, the solicitation of Cardholders, acceptance of Credit Card Applications, issuance and reissuance of Credit Cards, the provision of accounting services to Cardholders, the provision of billing statements and other correspondence relating to Accounts to Cardholders, the extension of credit to Cardholders, the advertisement or promotion of the Program and the collection and liquidation of the Program Accounts Portfolio. The license granted hereby shall terminate upon the later of
(i) the termination of this Agreement or (ii) the date on which the Aggregate Investment is zero. The foregoing notwithstanding, it is understood that in no event shall the termination of this Agreement affect the rights of Bank (or any authorized purchaser of Accounts) to liquidate the Accounts after termination, which liquidation may include, without limitation, the billing of such Accounts using the Marks.

SECTION 14.2 BANK ACKNOWLEDGEMENTS. Bank acknowledges and agrees that: (i) the Marks and all good will associated therewith are the property of Filene's Basement, (ii) Bank shall not acquire any right, title or interest to the Marks through its use thereof pursuant to this Agreement, and (iii) any rights which arise from use of the Marks by Bank shall inure to the benefit of Filene's Basement, and Bank hereby assigns any such rights to Filene's Basement. Bank further acknowledges and agrees that it shall not attack the title or interest of Filene's Basement in or to the Marks and shall assist Filene's Basement, at Filene's Basement expense, in protecting Filene's Basement rights in the Marks (to the extent necessary).

SECTION 14.3 FUTURE MARKS. If Filene's Basement adopts a trademark, trade name, service mark, logo or other proprietary mark which used by Filene's Basement in connection with its retail business but which is not listed on Exhibit A hereto (a "New Mark") and Bank requests that Filene's Basement add such New Mark to Exhibit A hereto and license its use hereunder, Filene's Basement shall not unreasonably fail to do so, and such New Mark shall be added to Exhibit A by amendment of this Agreement.

                        ARTICLE XV SUBSEQUENT OBLIGATIONS

      Notwithstanding any other provision of this Agreement, Bank shall be obligated to originate Accounts and this Agreement shall become operative upon its execution. Nevertheless, Filene's Basement covenants to satisfy all of the following conditions specified to be complied with:

SECTION 15.1 REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Filene's Basement contained in this Agreement shall be true in all material respects on the date hereof and the date all other subsequent obligations have been satisfied or waived.

SECTION 15.2 OBLIGATIONS PERFORMED. Filene's Basement shall have performed or observed all terms, conditions, covenants and obligations hereunder to be performed or observed by Filene's Basement as of the date hereof and the date all other conditions precedent have been satisfied or waived.

SECTION 15.3 NO EVENTS OF DEFAULT. There shall have been no Filene's Basement Event of Default or Event of Default by Filene's Basement under this Agreement or an event which would constitute such Filene's Basement Event of Default or Event of Default by Filene's Basement after a period of notice, the lapse of time, or both, on the date hereof and the date all other conditions precedent have been satisfied or waived.

SECTION 15.4 LETTER OF CREDIT. Bank shall have received, in a form and from a bank satisfactory to Bank, the Letters of Credit further described in Article XVI not later than August 8, 1995.

SECTION 15.5 FBC GUARANTY. Bank has received a guaranty of Filene's Basement's obligations hereunder from Filene's Basement Corp., a Massachusetts corporation, substantially in the form of Schedule 15.5 attached hereto.

SECTION 15.6 RESOLUTIONS. Bank has received a copy of resolutions not later than July 25, 1995, of the board of directors of Filene's Basement, certified by the Secretary or an Assistant Secretary of Filene's Basement to be duly adopted and in full force and effect as of the date hereof, authorizing (i) the execution, delivery and performance by Filene's Basement of this Agreement and (ii) specific officers to execute and deliver this Agreement on behalf of Filene's Basement.

SECTION 15.7 OFFICER'S CERTIFICATE. Bank has received a certificate not later than August 31, 1995, executed by the chief financial officer of Filene's Basement and Filene's Basement Corporation in the form of Schedule 15.8 attached hereto.

SECTION 15.8 FINANCING STATEMENTS EXECUTED. Appropriate financing statements have been executed, which, upon filing, will properly perfect Bank's security interests under this Agreement.

                       ARTICLE XVI PERFORMANCE COLLATERAL

SECTION 16.1 LETTER OF CREDIT. Filene's Basement shall provide Bank with, and shall at all times have in effect, an irrevocable letter of credit ("LOC") in a form and issued by a bank satisfactory to Bank, each one valid for a period of not less than twelve (12) months, upon which Bank may draw as an amount due and payable by Filene's Basement to Bank in the event: (i) Filene's Basement does not elect to purchase all Accounts upon any termination of this Agreement, other than a Filene's Basement Termination, as specified in Article XVII or (ii) such LOC is not renewed within forty-five days of its scheduled expiration.

SECTION 16.2 SIZE OF LOC. The LOC as of the Effective Date shall be $4.4 million, and shall be adjusted quarterly at the end of each calendar quarter to equal at least 13% of the reasonable estimate by Bank of the highest calculation of the Aggregate Investment as of each Billing Date during the next calendar quarter; PROVIDED that:

      (a) The term of such LOC shall begin on January 1 of a calendar year, and shall expire at the end of such calendar year; PROVIDED that the terms of such LOC shall provide for adjustment of the amount of such LOC in accordance with the provisions of subsections 16.2(b) and 16.2(c) below.

      (b) Bank shall provide to Filene's Basement its estimate of the highest calculation of the Aggregate Investment as of each Billing Date during the next calendar quarter no later than sixty (60) days prior to the next calendar quarter, and Filene's Basement shall notify the bank which has issued the LOC to adjust the LOC amount thirty (30) days prior to the next calendar quarter, such adjustment to be effective on the first day of the next calendar quarter; PROVIDED that with respect to the first calendar quarter of each year, Bank shall provide to Filene's Basement by January 1 its estimate of the highest calculation of the Aggregate Investment as of each Billing Date during the next calendar quarter, and the amount of the LOC shall be adjusted by Filene's Basement no later than January 31 of such year.

      (c) Bank may require Filene's Basement to adjust the amount of the LOC at any time during the calendar quarter should Bank's reasonable estimate of such Aggregate Investment calculations underestimate the Aggregate Investment during such calendar quarter, in which case Filene's Basement shall make such adjustment within five (5) business days of Bank's notice that such adjustment is required.

      (d) The quarterly financial statements to be submitted by Filene's Basement to Bank pursuant to Section 10.1 of this Agreement shall include, without limitation, projections of Filene's Basement's sales for such next quarter.

      (e) The amount of the LOC shall be adjusted as set forth in the next sentence for the remaining term of this Agreement: (i) upon Bank's reasonable determination that the financial condition of Filene's Basement has significantly deteriorated, (ii) if Filene's Basement does not renew the LOC at least forty-five days before such LOC is due to expire, or (iii) if Filene's Basement fails to maintain the amount of the LOC in accordance with the provisions of this Section 16.2, including without limitation in accordance with the adjustments set forth in subsections 16.2(b) and 16.2(c) above. The amount of the LOC shall be adjusted quarterly at the end of each calendar quarter to equal at least 13% of the reasonable estimate by Bank of the Aggregate Investment as of the end of the calendar year in which such LOC is scheduled to expire.

      (f) In the event that Filene's Basement is unable to comply or does not comply with the provisions of this Article XVI as to the amount of the LOC, and if Filene's Basement does not cure such lack of compliance within five (5) days of Bank's notice to Filene's Basement thereof, Bank shall have the sole right and option to draw on the LOC and retain the proceeds thereof and, if the proceeds thereof are not equal to thirteen percent (13%) of the reasonable estimate by Bank of the Aggregate Investment as of the end of the calendar year in which such LOC is scheduled to expire, Bank may deduct from the amount to be paid to Filene's Basement under the various provisions of this Agreement the difference between the proceeds of the LOC received by Bank and such thirteen percent (13%).

SECTION 16.3 DISCOUNT LETTER OF CREDIT. Filene's Basement shall provide Bank with, and shall at all times have in effect, an irrevocable letter of credit ("Discount LOC") in a form and issued by a bank satisfactory to Bank, each one valid for a period of not less than twelve (12) months, upon which Bank may draw as an amount due and payable by Filene's Basement to Bank in the event that (i) Filene's Basement does not pay to Bank the Deferred Discount when due or (ii) such Discount LOC is not renewed within forty-five days of its scheduled expiration OR (iii) the amount of such Discount LOC is not maintained in accordance with the provisions of Section 16.4. In the event that Filene's Basement is unable to comply or does not comply with the provisions of Section 16.4 as to the amount of the Discount LOC, and if Filene's Basement does not cure such lack of compliance within five (5) days of Bank's written notice to Filene's Basement thereof, Bank shall have the sole right and option to draw on the Discount LOC and retain the proceeds thereof to pay the outstanding amount of the Deferred Discount. Notwithstanding anything contained herein to the contrary, Filene's Basement shall have no responsibility for maintaining the Discount LOC following its payment in full of the Deferred Discount.

SECTION 16.4 SIZE OF DISCOUNT LOC. The discount LOC as of the Effective Date shall be $100,000, and shall be adjusted thereafter as follows: (i) as of the date upon which the Deferred Discount reaches $90,000, the amount of the Discount LOC shall be $200,000 and shall remain in effect until the Deferred Discount reaches $180,000 and (ii) as of the date upon which the Deferred Discount reaches $180,000, the amount of the Discount LOC shall be $300,000.

SECTION 16.5 COST OF LOCS. Within fifteen (15) Business Days after its receipt of written notice from Filene's Basement advising Bank of the actual annual fee paid by Filene's Basement with respect to the LOC and the Discount LOC, Bank will reimburse Filene's Basement for such amount, provided that in no event will the amount reimbursable by Bank hereunder in respect of the LOC or the Discount LOC exceed two percent (2%) of the face amount of the LOC or the Discount LOC, as the case may be.

               ARTICLE XVII FILENE'S BASEMENT PURCHASE OF ACCOUNTS

SECTION 17.1 GENERALLY. Upon termination of this Agreement by either party for any reason, Filene's Basement shall have the option, by written notice given to Bank within fifteen (15) days of the date of such notice of termination, to purchase all Accounts held by Bank on the date of such purchase for an amount in cash equal to the aggregate of (i) the unpaid principal indebtedness under such Accounts as of the date of purchase plus (ii) finance charges on all such Accounts accrued but unpaid to the date of purchase, (iii) all out-of-pocket costs and expenses paid or incurred by Bank in any attempted collection of such Accounts, including reasonable attorneys' fees.

SECTION 17.2 LIQUIDATION. If upon the expiration or termination of this Agreement by either party for any reason, Filene's Basement shall not exercise its option to purchase Accounts then held by Bank for the purchase price pursuant to Section 17. 1, appropriate notices that the Program has been discontinued shall be sent to all Cardholders, provided Bank will pay such expense. Bank shall then have the right to elect one of the following courses of action:

      (a) To liquidate the remaining Accounts by collection and servicing thereof in the normal course; or

      (b) To convert the remaining Accounts into an existing MasterCard, Visa or similar charge card program sponsored by any Affiliate of General Electric Company, at the end of which no further fees shall accrue relating to the Program; or

      (c) To liquidate the remaining Accounts in any other lawful manner which may be expeditious or economically advantageous to Bank.

In any of the foregoing events, Filene's Basement shall not be further liable for any charges under Article V of the Agreement, nor shall Filene's Basement be responsible to Bank for damages specifically resulting from such liquidation pursuant to Section 17.2.

SECTION 17.3 SURVIVAL OF RIGHTS. The rights and obligations of the parties hereto shall survive termination of this Agreement except as specifically set forth in this Agreement.

                           ARTICLE XVIII MISCELLANEOUS

SECTION 18.1 ASSIGNABILITY. Neither Filene's Basement nor Bank may assign its respective rights or delegate its obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that either party may assign all or part of its rights or delegate all or part of its duties under this Agreement to Affiliates without such prior written consent.

SECTION 18.2 SET-OFF BY BANK. Bank shall have the right, after the occurrence of an Event of Default and without further notice to set-off against, appropriate and apply any and all money or property of Filene's Basement in its possession in payment of amounts owed to Bank or its Affiliates by Filene's Basement, to deduct the amounts due Filene's Basement from Bank pursuant to this Agreement, charge any reserve or to draw on the Letter of Credit by presenting the Letter of Credit to the issuer thereof for payment in such amounts with a corresponding reduction in the Letter of Credit for such payment.

SECTION 18.3 OFFSETS. At any time Bank is obligated to make a payment to Filene's Basement hereunder, Bank shall have the right to offset against such payment any amounts then due and owing by Filene's Basement to Bank, regardless of the origin of such indebtedness.

SECTION 18.4 SECURITIZATION/PARTICIPATION. Bank will have the right to securitize or participate all of any portion of the Accounts at any time (provided that Bank shall continue to be obligated under this Agreement with respect to such Accounts as if Bank had not securitized or participated out such Accounts).

SECTION 18.5 COOPERATION IN EVENT OF TERMINATION. Both Bank and Filene's Basement agree to fully cooperate with each other in the event of termination of this Agreement, regardless of the cause of such termination, in the orderly transfer of Accounts. Bank shall provide computer tapes and other such support to expedite the transfer.

SECTION 18.6 FINANCIAL REPORTS; RIGHT TO AUDIT. Filene's Basement shall submit to Bank annually, an audited balance sheet. Further, Bank shall have the right to inspect and audit Filene's Basement records, from time to time, as it deems appropriate, on reasonable notice during normal business hours, as such records pertain to Accounts. Filene's Basement shall have the right to inspect and audit Bank's records, from time to time, as it deems appropriate, on reasonable notice during normal business hours, as such records pertain to the assessment of finance charges on Accounts and the credit or payment to Filene's Basement relating to Accounts. Bank agrees to provide Filene's Basement with reports relating to the Accounts containing such information or data as agreed to by Bank and Filene's Basement, and the frequency of delivery of such reports shall be agreed to by the parties hereto.

SECTION 18.7 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding of the parties relative to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement may not be varied, altered, amended or supplemented, nor may any of its provisions be waived, except by a writing duly executed by an authorized officer of the party to be obligated. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of Bank and the permitted successors or assigns of Filene's Basement.

SECTION 18.8 TERMINATION OF ACCOUNT PURCHASE AGREEMENT. Effective as of the Conversion Date, the Account Purchase Agreement shall be terminated. As provided therein, certain provisions of the Account Purchase Agreement survive such termination. and the parties have additionally agreed that the confidentiality provisions of the Account Purchase Agreement shall survive such termination.

SECTION 18.9 NON-WAIVER. No delay by either party hereto in exercising any of its rights hereunder, or partial or single exercise of such rights, will operate as a waiver of that or any other right. The exercise of one or more of either party's rights hereunder will not be a waiver of, nor preclude the exercise of, any rights or remedies available to such party under this Agreement or in law or at equity.

SECTION 18.10 SEVERABILITY. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

SECTION 18.11 GOVERNING LAW. This agreement and all rights and obligations hereunder, including, but not limited to, matters of construction, validity and performance, will be governed and construed in accordance with the laws of the State of Georgia.

Section 18.12 CAPTIONS. Captions of the Sections of this Agreement are for convenient reference only and are not intended as a summary of such Sections and do not affect, limit, modify or construe the contents thereof.

SECTION 18.13 NOTICES. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, by recognized carrier of overnight mail or by prepaid telegram (with messenger delivery specified), or by facsimile (receipt confirmed). Notice given by registered or certified mail, postage prepaid, shall be deemed to be given for purposes of this Agreement three (3) Business Days after the date sent. Notice given by recognized carrier of overnight mail shall be deemed to have been given on the second Business Day after delivery thereof to the carrier. Notice given by personal delivery shall be deemed to be given when delivered. Notice given by prepaid telegram or facsimile shall be deemed to be given when sent, if properly addressed to the party to whom sent. Unless otherwise specified in a notice in writing sent or delivered in accordance with the foregoing provisions of this
Section 18.13, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile number) indicated below:

     If to Bank:                   Monogram Credit Card Bank of Georgia
                                   7840 Roswell Road, Building 100, Suite 200
                                   Atlanta, Georgia 30350
                                   Attention:     Richard F. Brewer
                                                  President
                                   Facsimile No.  (404) 353-2464


     With copy to:                 General Electric Capital Corporation
                                   1600 Summer Street
                                   Stamford, Connecticut 06927
                                   Attention:     Monogram Credit Card Bank of
                                                  Georgia Counsel
                                   Facsimile No.  (203) 357-3353


If to Filene's Basement:           40 Walnut Street
                                   Wellesley, Massachusetts 02181
                                   Attention:     Chief Financial Officer
                                   Facsimile No.: 617-348-7130

     With a copy to:               Wayne, Lazares & Chappell
                                   200 State Street

                                   Boston, MA 02109
                                   Attention:     Robert Zinnershine, Esq.

      Either party may change the person, address or facsimile number to which notice shall be sent by giving written notice of such change to the other party in the manner provided herein.

SECTION 18.14 POWER OF ATTORNEY. Filene's Basement authorizes and empowers Bank
(a) to sign and endorse Filene's Basement name on all checks, drafts, money orders or other forms of payment with regard to Accounts under the Agreement;
(b) to sue Cardholders for collection of Accounts in the name of Bank; (c) to use the Marks in any collection action on an Account; (d) to do all the things reasonably necessary to carry out or enforce the Account; and (e) to do any and all other things which Bank determines as necessary or advisable to do to carry out the terms of this Agreement. This limited power of attorney conferred hereby will be deemed a power coupled with an interest and will be irrevocable while any Account remains unpaid.

SECTION 18.15 GRANT OF SECURITY INTEREST; PRECAUTIONARY FILING. The parties hereto agree that the transactions contemplated herein shall constitute a credit card program operated by Bank, and Bank is the absolute owner of all Accounts, except as otherwise set forth herein. To secure payment of and performance by Filene's Basement of any and all indebtedness, liabilities or obligations whatsoever of Filene's Basement to Bank, however arising, pursuant to this Agreement, including but not limited to liabilities and obligations that may be deemed to exist in the event of any recharacterization of any transactions contemplated hereby, Filene's Basement hereby grants to Bank a first priority continuing security interest in and to the following property or interests in property of Filene's Basement, whether now existing or hereafter created or acquired, together with the proceeds thereof: (i) all Accounts and Account Documentation which may from time to time become subject to this Agreement; (ii) returned Merchandise relating to all Accounts; (iii) Filene's Basement's books and records evidencing, securing or relating to Accounts; (iv) all deposits, credit balances and reserves on Bank's books relative to any Accounts; and (v) all proceeds of the foregoing. All creditors of Filene's Basement seeking to obtain a security interest in any of the foregoing collateral shall be required to subordinate their security interests to the security interest of Bank in the foregoing collateral as a condition precedent to obtaining any such security interest, except for creditors who obtain priority by operation of law. With respect to creditors who obtain and perfect security interests in the collateral referred to above by a means other than the grant of a security interest and the filing of a financing statement on form UCC-1 or otherwise, Filene's Basement shall use commercially reasonable efforts to cause any liens obtained by such persons that may have priority over Bank with respect to the collateral referred to above to be released or subordinated to Bank's lien. In furtherance and not in limitation of any of the foregoing. Filene's Basement agrees to cooperate fully with Bank as Bank may reasonably request in order to give effect to the security interest granted by this Section 18.15, including, without limitation, the execution of UCC-1 or comparable statements in order to perfect such security interest. For filing purposes, Filene's Basement agrees to provide Bank with prior written notice of any change in location of its principal executive offices.

SECTION 18.16 FURTHER ASSURANCES. Filene's Basement and Bank each agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, Bank and Filene's Basement have set their hands hereto as of the date of this Agreement.

                                   MONOGRAM CREDIT CARD BANK OF GEORGIA


                                   By: /s/ William Nutting
                                       ----------------------------------
                                       Name: William Nutting
                                       Title: Vice-Chairman

                                   FILENE'S BASEMENT, INC.


                                   By: /s/ Steven Siegel
                                       ----------------------------------
                                       Name: STEVEN SIEGEL
                                       Title: EXECUTIVE VICE PRESIDENT AND CFO

General Electric Capital Corporation is executing this Agreement solely for the purpose of ratifying the terms of Section 18.8 of this Agreement:

GENERAL ELECTRIC CAPITAL CORPORATION


By: /s/ THOMAS [illegible]
----------------------------------

                                  SCHEDULE 15.5

                               GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT made this 24th day of August, 1995, by and between Filene's Basement Corp. (hereinafter referred to as "Guarantor"), and Monogram Credit Card Bank of Georgia (hereinafter referred to as "Bank").

                                    RECITALS

      A. Filene's Basement, Inc. ("Basement") is desirous of entering into that certain Credit Card Program Agreement dated July 20, 1995 between Bank and Basement ("Program Agreement").

      B. Guarantor owns all of the outstanding capital stock of Basement and has consented to Basement's entering into the Program Agreement.

      C. Bank has declined to enter the Program Agreement unless Guarantor guarantees the obligations of Basement thereunder and further undertakes the obligations set forth herein.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereby agree as follows:

      1. UNCONDITIONAL GUARANTY. Guarantor unconditionally guarantees separately to Bank and its successors and assigns the full and punctual payment, performance and observance by Basement of all the terms, covenants, conditions and indemnifications in the Program Agreement contained on Basement's part to be kept, performed or observed with respect to Bank. If, at any time, default beyond any applicable notice and cure periods shall be made by Basement in the performance or observance of any of the terms, covenants, conditions or indemnifications in the Program Agreement contained on Basement's part to be kept, performed or observed Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Basement.

      2. WAIVER OF NOTICE; NO RELEASE OF LIABILITY. Any act of Bank, or the successors or assigns of Bank, consisting of a waiver of any of the terms or conditions of the Program Agreement, or the giving of any consent to any matter or thing relating to the Program Agreement, or the granting of any indulgences or extensions of time to Basement, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder, except where Bank expressly or clearly through its actions has released Basement of its obligations under the Program Agreement. The obligations of Guarantor hereunder shall not be released by Bank's receipt, application or release of any security given for the performance and observance of covenants and conditions in the Program Agreement contained on Basement's part to be performed or observed, nor by any modification of the Program Agreement. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Basement in any creditors, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of liability of Basement or the estate of Basement in bankruptcy, or of any remedy for the enforcement of Basement's liability under the Program Agreement, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Program Agreement in any such proceedings; (d) any disability or other defense of Basement except as otherwise provided in the Program Agreement; (e) the cessation from any cause whatsoever of the liability of Basement under the Program Agreement, except as otherwise provided in or permitted by the Program Agreement; or (f) the exercise by Basement of any rights or remedies reserved to Basement under the Program Agreement.

      3. JOINDER; STATUTE OF LIMITATIONS. Guarantor agrees that it may be joined in any action against Basement in connection with the obligations of Basement under the Program Agreement as guaranteed by this Guaranty and recovery may be had against Guarantor in any action or proceeding against Basement and Bank may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Basement or its successors and assigns, or pursue any other remedy or apply any security it may hold.

      4. DE FACTO SUBSTITUTION. In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, or in the event of any limitation of liability of Guarantor hereon other than as expressly provided herein, then Guarantor shall be deemed to be a party under the Program Agreement with the same force and effect as if Guarantor were expressly named as a joint and several party with Basement therein with respect to the obligations of Basement thereunder hereby guaranteed.

      5. AMENDMENT OR ASSIGNMENT OF AGREEMENT. The provisions of the Program Agreement may be changed, modified, amended or waiver by agreement between Bank and Basement at any time, or by course of conduct, without the consent of or without notice to Guarantor thereunder. This Guaranty shall guarantee the performance of the Program Agreement as so changed, modified, amended or waived. Any assignment of the Program Agreement shall not affect this Guaranty and Bank if Bank disposes of its interest in the Program Agreement. "Bank", as used in this Guaranty, shall include Bank's successors and assigns.

      6. REPLACEMENT OF GUARANTOR. In the event that, at any time during the term of this Guaranty, Guarantor should cease to transact business or cease to be duly organized, validly existing and/or in good standing, Guarantor shall obtain a substitute Guaranty to the benefit of Bank, substantially in accordance with the terms and conditions of this Guaranty, from a guarantor acceptable to Bank whose capital and overall financial condition is generally comparable to that of Guarantor.

      7. REPRESENTATION AND WARRANTIES. Guarantor represents, warrants and covenants to Bank as follows:

            (i) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has all requisite corporate power and authority to own, operate and carry on its business as now being conducted.

            (ii) Guarantor has the corporate right, power and authority to enter into this Guaranty and all agreements entered into in connection with the contemplated transaction.

            (iii) Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby will constitute (i) a default under or a breach of any of the terms or provisions of the Certificate of Incorporation or By-laws of Guarantor, or (ii) a breach of any agreement to which Guarantor is a party or by which Guarantor is bound.

            (iv) There is no action, suit, proceeding or investigation pending, or to the knowledge of Guarantor threatened against or affecting Guarantor before any court, arbitrator or administrative or governmental body which if decided adversely will affect adversely Guarantor's ability to perform its obligations under this Agreement; Guarantor is not subject to any injunction, order or decree of any court or administrative agency which relates to the Accounts (as defined in the Program Agreement) or this Guaranty.

            (v) the principal place of business and chief executive offices of Guarantor are located at 40 Walnut Street, Wellesley, Massachusetts 02181.

            (vi) This Guaranty and any other documents to be executed by Guarantor in connection therewith have been duly and validly executed and delivered by Guarantor and constitute valid and binding obligations of Guarantor enforceable in accordance with the terms thereof and hereof, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws in force from to time to time which affect creditor's rights generally and by legal and equitable limitations on the enforceability of specific remedies.

      8. WAIVERS OF PRESENTMENT AND NOTICES. Guarantor waives any defense by reason of any legal disability of Basement, and further waives any presentments and notices of acceptance of this Guaranty as well as all notices of the existence, creation, or incurring of new or additional obligations under the Program Agreement.

      9. NO WAIVER BY BASEMENT. No delay on the part of Bank in exercising any right hereunder or under the Program Agreement, if permitted under the Program Agreement, shall operate as a waiver of such right or of any other right of Bank hereunder or under the Program Agreement, if permitted under the Program Agreement, nor shall any delay, omission or waiver on any one occasion be deemed a waiver of the same or any other right on any other future occasion.

      10. WHOLE AGREEMENT. This instrument constitutes the entire agreement between Bank and Guarantor with respect to the subject matter hereof, supersedes all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any matter other than by an agreement in writing signed by Guarantor and Bank.

      11. APPLICABLE LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia.

      12. GUARANTOR'S SUCCESSORS. Guarantor's obligations under this Guaranty shall be binding on the successors, legal representatives and assigns of Guarantor. Guarantor shall not be released by any assignment or delegation by it of its obligations hereunder.

      13. ATTORNEYS' FEES. If Bank is required to enforce Guarantor's obligations hereunder, Guarantor shall pay to Bank all reasonable costs incurred by it in connection with such enforcement, including without limitation, reasonable attorneys' fees.

      14. CAPTIONS. The paragraph headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty.

      15. INTERPRETATIONS; SEVERABILITY. It is agreed that if any provision of this Guaranty or the application of any provision to any person (including Bank) or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this Guaranty or the application of such provision to any other person (including Bank) or circumstance, all of which other provision shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Guaranty is capable of two constructions, one of which would render the provision valid, the provision shall have the meaning which renders it valid.

      16. AMENDMENT, EXTENSION AND RENEWALS. This Guaranty shall apply to the Program Agreement, any amendment, extension or renewal thereof, and to any extended term following the term granted in such Agreement, or any amendment, extension or renewal thereof.

      17 NOTICES. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party thereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, by recognized carrier of overnight mail or by prepaid telegram (with messenger delivery specified). Notice given by registered or certified mail, postage prepaid, shall deemed to have been given on the second business day after delivery thereof to the carrier. Notice given by personal delivery shall be deemed to be given when delivered. Notice given by prepaid telegram shall be deemed to be given when sent, it properly addressed to the party to who sent. Unless otherwise specified in a notice in writing sent or delivered in accordance with the foregoing provisions of this Section 17, notices, demands, instructions and communications shall be given to or made upon the respective parties hereto at their respective addresses indicated below:

                             If to Guarantor: Filene's Basement Corp.
                                              40 Walnut Street
                                              Wellesley, MA 02181
                                              Attn:   Chief Financial Officer

                              With a copy to: Wayne, Lazares & Chappell
                                              200 State Street
                                              Boston, MA 02109
                                              Attn:   Robert Zinnershine, Esq.

                              If to Bank:     Monogram Credit Card Bank
                                              of Georgia
                                              7840 Roswell Road
                                              Building 100, Suite 210
                                              Atlanta, GA 30350
                                              Attn:   President

Either party may change the person or address to which notice shall be sent by giving written notice of such change to the other party in the manner provided herein.

      18. FINANCIAL STATEMENTS. Guarantor shall furnish to Bank, as requested by Bank, annual and quarterly financial statements of Guarantor, including balance sheets and earnings statements. Bank agrees that Forms 10-K and 10-Q filed by Guarantor with the Securities and Exchange Commission shall meet these requirements.

      ACKNOWLEDGMENT: ENFORCEABILITY. GUARANTOR REPRESENTS AND WARRANTS THAT GUARANTOR HAS READ THIS GUARANTY AND UNDERSTANDS THE CONTENTS HEREOF AND THAT THIS GUARANTY IS ENFORCEABLE AGAINST GUARANTOR IN ACCORDANCE WITH ITS TERMS.

      IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as of the day and year first above written.

                                        Guarantor:

                                        FILENE'S BASEMENT CORP.


                                        By:
                                            ----------------------------------

                                             Name:  Steven R. Siegel
                                                    -------------------------
                                             Title: Executive Vice President
                                                    -------------------------
                                                    and Chief Financial Officer

                                        Bank:

                                        MONOGRAM CREDIT CARD BANK
                                        OF GEORGIA

                                        By:
                                            ----------------------------------
                                              Name:
                                                    -------------------------
                                              Title:
                                                    -------------------------

                              Officer's Certificate
                                  Section 15.8

            Reference is hereby made to that certain Credit Card Program Agreement (the "Agreement"), dated as of July 20, 1995, between Monogram Credit Card Bank of Georgia ("Bank") and Filene's Basement, Inc.

            This is to certify that all the obligations set forth in Article XV of the Agreement have been fulfilled as of the date hereof.


                                           --------------------------------
                                           [          ] Steven R. Siegel
                                           Chief Financial Officer,
                                           Filene's Basement, Inc.


                                           --------------------------------
                                           [          ] Steven R. Siegel
                                           Chief Financial Officer,
                                           Filene's Basement Corp.

                               GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT made this 24th day of August, 1995, by and between Filene's Basement Corp. (hereinafter referred to as "Guarantor"), and Monogram Credit Card Bank of Georgia (hereinafter referred to as "Bank").

                                    RECITALS

      A. Filene's Basement, Inc. ("Basement") is desirous of entering into that certain Credit Card Program Agreement dated July 20, 1995 between Bank and Basement ("Program Agreement").

      B. Guarantor owns all of the outstanding capital stock of Basement and has consented to Basement's entering into the Program Agreement.

      C. Bank has declined to enter the Program Agreement unless Guarantor guarantees the obligations of Basement thereunder and further undertakes the obligations set forth herein.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereby agree as follows:

      1. UNCONDITIONAL GUARANTY. Guarantor unconditionally guarantees separately to Bank and its successors and assigns the full and punctual payment, performance and observance by Basement of all the terms, covenants, conditions and indemnifications in the Program Agreement contained on Basement's part to be kept, performed or observed with respect to Bank. If, at any time, default beyond any applicable notice and cure periods shall be made by Basement in the performance or observance of any of the terms, covenants, conditions or indemnifications in the Program Agreement contained on Basement's part to be kept, performed or observed Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Basement.

      2. WAIVER OF NOTICE; NO RELEASE OF LIABILITY. Any act of Bank, or the successors or assigns of Bank, consisting of a waiver of any of the terms or conditions of the Program Agreement, or the giving of any consent to any matter or thing relating to the Program Agreement, or the granting of any indulgences or extensions of time to Basement, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder, except where Bank expressly or clearly through its actions has released Basement of its obligations under the Program Agreement. The obligations of Guarantor hereunder shall not be released by Bank's receipt, application or release of any security given for the performance and observance of covenants and conditions in the Program Agreement contained on Basement's part to be performed or observed, nor by any modification of the Program Agreement. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Basement in any creditors, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of liability of Basement or the estate of Basement in bankruptcy, or of any remedy for the enforcement of Basement's liability under the Program Agreement, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Program Agreement in any such proceedings; (d) any disability or other defense of Basement except as otherwise provided in the Program Agreement; (e) the cessation from any cause whatsoever of the liability of Basement under the Program Agreement, except as otherwise provided in or permitted by the Program Agreement; or (f) the exercise by Basement of any rights or remedies reserved to Basement under the Program Agreement.

      3. JOINDER; STATUTE OF LIMITATIONS. Guarantor agrees that it may be joined in any action against Basement in connection with the obligations of Basement under the Program Agreement as guaranteed by this Guaranty and recovery may be had against Guarantor in any action or proceeding against Basement and Bank may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Basement or its successors and assigns, or pursue any other remedy or apply any security it may hold.

      4. DE FACTO SUBSTITUTION. In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, or in the event of any limitation of liability of Guarantor hereon other than as expressly provided herein, then Guarantor shall be deemed to be a party under the Program Agreement with the same force and effect as if Guarantor were expressly named as a joint and several party with Basement therein with respect to the obligations of Basement thereunder hereby guaranteed.

      5. AMENDMENT OR ASSIGNMENT OF AGREEMENT. The provisions of the Program Agreement may be changed, modified, amended or waiver by agreement between Bank and Basement at any time, or by course of conduct, without the consent of or without notice to Guarantor thereunder. This Guaranty shall guarantee the performance of the Program Agreement as so changed, modified, amended or waived. Any assignment of the Program Agreement shall not affect this Guaranty and Bank if Bank disposes of its interest in the Program Agreement. "Bank", as used in this Guaranty, shall include Bank's successors and assigns.

      6. REPLACEMENT OF GUARANTOR. In the event that, at any time during the term of this Guaranty, Guarantor should cease to transact business or cease to be duly organized, validly existing and/or in good standing, Guarantor shall obtain a substitute Guaranty to the benefit of Bank, substantially in accordance with the terms and conditions of this Guaranty, from a guarantor acceptable to Bank whose capital and overall financial condition is generally comparable to that of Guarantor.

      7. REPRESENTATION AND WARRANTIES. Guarantor represents, warrants and covenants to Bank as follows:

            (i) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has all requisite corporate power and authority to own, operate and carry on its business as now being conducted.

            (ii) Guarantor has the corporate right, power and authority to enter into this Guaranty and all agreements entered into in connection with the contemplated transaction.

            (iii) Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby will constitute (i) a default under or a breach of any of the terms or provisions of the Certificate of Incorporation or By-laws of Guarantor, or (ii) a breach of any agreement to which Guarantor is a party or by which Guarantor is bound.

            (iv) There is no action, suit, proceeding or investigation pending, or to the knowledge of Guarantor threatened against or affecting Guarantor before any court, arbitrator or administrative or governmental body which if decided adversely will affect adversely Guarantor's ability to perform its obligations under this Agreement; Guarantor is not subject to any injunction, order or decree of any court or administrative agency which relates to the Accounts (as defined in the Program Agreement) or this Guaranty.

            (v) the principal place of business and chief executive offices of Guarantor are located at 40 Walnut Street, Wellesley, Massachusetts 02181.

            (vi) This Guaranty and any other documents to be executed by Guarantor in connection therewith have been duly and validly executed and delivered by Guarantor and constitute valid and binding obligations of Guarantor enforceable in accordance with the terms thereof and hereof, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws in force from to time to time which affect creditor's rights generally and by legal and equitable limitations on the enforceability of specific remedies.

      8. WAIVERS OF PRESENTMENT AND NOTICES. Guarantor waives any defense by reason of any legal disability of Basement, and further waives any presentments and notices of acceptance of this Guaranty as well as all notices of the existence, creation, or incurring of new or additional obligations under the Program Agreement.

      9. NO WAIVER BY BASEMENT. No delay on the part of Bank in exercising any right hereunder or under the Program Agreement, if permitted under the Program Agreement, shall operate as a waiver of such right or of any other right of Bank hereunder or under the Program Agreement, if permitted under the Program Agreement, nor shall any delay, omission or waiver on any one occasion be deemed a waiver of the same or any other right on any other future occasion.

      10. WHOLE AGREEMENT. This instrument constitutes the entire agreement between Bank and Guarantor with respect to the subject matter hereof, supersedes all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any matter other than by an agreement in writing signed by Guarantor and Bank.

      11. APPLICABLE LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia.

      12. GUARANTOR'S SUCCESSORS. Guarantor's obligations under this Guaranty shall be binding on the successors, legal representatives and assigns of Guarantor. Guarantor shall not be released by any assignment or delegation by it of its obligations hereunder.

      13. ATTORNEYS' FEES. If Bank is required to enforce Guarantor's obligations hereunder, Guarantor shall pay to Bank all reasonable costs incurred by it in connection with such enforcement, including without limitation, reasonable attorneys' fees.

      14. CAPTIONS. The paragraph headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty.

      15. INTERPRETATIONS; SEVERABILITY. It is agreed that if any provision of this Guaranty or the application of any provision to any person (including Bank) or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this Guaranty or the application of such provision to any other person (including Bank) or circumstance, all of which other provision shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Guaranty is capable of two constructions, one of which would render the provision valid, the provision shall have the meaning which renders it valid.

      16. AMENDMENT, EXTENSION AND RENEWALS. This Guaranty shall apply to the Program Agreement, any amendment, extension or renewal thereof, and to any extended term following the term granted in such Agreement, or any amendment, extension or renewal thereof.

      17 NOTICES. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party thereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, by recognized carrier of overnight mail or by prepaid telegram (with messenger delivery specified). Notice given by registered or certified mail, postage prepaid, shall deemed to have been given on the second business day after delivery thereof to the carrier. Notice given by personal delivery shall be deemed to be given when delivered. Notice given by prepaid telegram shall be deemed to be given when sent, it properly addressed to the party to who sent. Unless otherwise specified in a notice in writing sent or delivered in accordance with the foregoing provisions of this Section 17, notices, demands, instructions and communications shall be given to or made upon the respective parties hereto at their respective addresses indicated below:

                             If to Guarantor: Filene's Basement Corp.
                                              40 Walnut Street
                                              Wellesley, MA 02181
                                              Attn: Chief Financial Officer

                             With a copy to:  Wayne, Lazares & Chappell
                                              200 State Street
                                              Boston, MA 02109
                                              Attn: Robert Zinnershine, Esq.

                             If to Bank:      Monogram Credit Card Bank
                                              of Georgia
                                              7840 Roswell Road
                                              Building 100, Suite 210
                                              Atlanta, GA 30350
                                              Attn: President

Either party may change the person or address to which notice shall be sent by giving written notice of such change to the other party in the manner provided herein.

      18. FINANCIAL STATEMENTS. Guarantor shall furnish to Bank, as requested by Bank, annual and quarterly financial statements of Guarantor, including balance sheets and earnings statements. Bank agrees that Forms 10-K and 10-Q filed by Guarantor with the Securities and Exchange Commission shall meet these requirements.

      ACKNOWLEDGMENT: ENFORCEABILITY. GUARANTOR REPRESENTS AND WARRANTS THAT GUARANTOR HAS READ THIS GUARANTY AND UNDERSTANDS THE CONTENTS HEREOF AND THAT THIS GUARANTY IS ENFORCEABLE AGAINST GUARANTOR IN ACCORDANCE WITH ITS TERMS.

      IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as of the day and year first above written.

                                        Guarantor:

                                        FILENE'S BASEMENT CORP.


                                        By: /s/ Steven R. Siegel
                                            ---------------------------------

                                            Name:   Steven R. Siegel
                                                    -----------------------
                                            Title:  Executive Vice President
                                                    -----------------------
                                                    and Chief Financial Officer

                                        Bank:

                                        MONOGRAM CREDIT CARD BANK
                                        OF GEORGIA


                                        By: /s/ William Nutting
                                            ---------------------------------
                                            Name:   William Nutting
                                                    -----------------------
                                            Title:  Vice-Chairman
                                                    -----------------------

                              Officer's Certificate

            Reference is hereby made to that certain Credit Card Program Agreement (the "Agreement"), dated as of July 20, 1995, between Monogram Credit Card Bank of Georgia ("Bank") and Filene's Basement, Inc.

            This is to certify that all the obligations set forth in Article XV of the Agreement have been fulfilled as of the date hereof.


                                           /s/ Steven R. Siegel
                                           ---------------------------------
                                           [        ] Steven R. Siegel
                                           Chief Financial Officer,
                                           Filene's Basement, Inc.


                                           /s/ Steven R. Siegel
                                           ---------------------------------
                                           [        ] Steven R. Siegel
                                           Chief Financial Officer,
                                           Filene's Basement Corp.